Exhibit 10.23

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECOND AMENDED AND RESTATED

COLLABORATION AGREEMENT

BY AND BETWEEN

PSIVIDA US, INC. (f/k/a CONTROL DELIVERY SYSTEMS, INC.)

AND

ALIMERA SCIENCES, INC.

DATED AS OF JULY 10, 2017

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS	2

ARTICLE 2	DEVELOPMENT ACTIVITIES	13
2.1	Alimera Development Responsibilities	13
2.2	Regulatory Approvals	13
2.3	Performance	17
2.4	Subcontracts	17
2.5	Deliverables.	17

ARTICLE 3	COMMERCIALIZATION	18
3.1	Commercialization of Product(s) in the Collaboration Field	18
3.2	Commercialization and Projections.	18
3.3	Diligence	19
3.4	Costs of Commercialization	21
3.5	Non-Performance.
3.6	Manufacturing for Commercial Supply Requirements	22
3.7	Product Recalls	22

ARTICLE 4	GRANT OF RIGHTS	22
4.1	Grant of License by pSivida	22
4.2	Grant of License by Alimera	23
4.3	Sublicenses and Subcontracts	23
4.4	Ownership of and Rights to Inventions	25
4.5	Limitation on Use	25
4.6	Reservation of Rights	25
4.7	No Grant of Other Technology or Patent Rights	26
4.8	Clinical IP	26
4.9	Section 365(n) of the Bankruptcy Code	26

ARTICLE 5	FINANCIALS	27
5.1	Royalty Payments	27
5.2	Royalty Offset	28
5.3	Royalty Reports	29

ii

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

5.5	Second Milestone Payment	29
5.6	Consideration from Third Party Agreements.	30
5.7	Records; Audits	30

ARTICLE 6	INTELLECTUAL PROPERTY	31
6.1	pSivida-Prosecuted Patent Rights	31
6.2	Abandonment	32
6.3	Alimera-Prosecuted Patent Rights	33
6.4	Information Disclosure; Cooperation	33
6.5	Employees and sublicensees Assignment of Inventions	34
6.6	Infringement	34
6.7	Marking	37
6.8	Trademarks	37
6.9	UKRF Licenses and B&L Agreement	37

ARTICLE 7	CONFIDENTIALITY	37
7.1	Confidentiality	37
7.2	Disclosure	38
7.3	Disclosure of Agreement	39

ARTICLE 8	REPRESENTATIONS AND WARRANTIES	39
8.1	Representations and Warranties of pSivida	39
8.2	Representations and Warranties of Alimera	41
8.4	Limited Liability	42

ARTICLE 9	INDEMNITY	42
9.1	Cross Indemnity	42
9.2	Limitation on Indemnity Obligations	43
9.3	Procedure	43
9.4	Insurance	44

ARTICLE 10	TERM AND TERMINATION	44
10.1	Term	44
10.2	Termination for Default by Either Party	44
10.4	Effect of Expiration or Termination of the Agreement	46

iii

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

10.5	Survival of Provisions Upon Expiration or Termination	46

ARTICLE 11	MISCELLANEOUS	46
11.1	Interpretation	46
11.2	Primary Contact Persons	47
11.3	Assignment	47
11.4	Severability	47
11.5	Notices	47
11.6	Governing Law and Venue	48
11.7	Compliance with Applicable Laws	49
11.8	Dispute Resolution	49
11.9	Entire Agreement	50
11.10	Headings	50
11.11	Independent Contractors	50
11.12	Waiver	50
11.13	Counterparts	50

iv

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECOND AMENDED AND RESTATED COLLABORATION AGREEMENT

THIS SECOND AMENDED AND RESTATED COLLABORATION AGREEMENT (the “Agreement”) dated as of July 10, 2017 (the “Amendment Effective Date”), is made by and between pSivida, US, Inc. (f/k/a CONTROL DELIVERY SYSTEMS, INC.), a corporation organized and existing under the laws of the State of Delaware having its offices at 480 Pleasant St., Watertown, Massachusetts 02472 (“pSivida”), and ALIMERA SCIENCES, INC., a corporation organized and existing under the laws of the State of Delaware having its offices at 6120 Windward Parkway, Alpharetta, GA 30005 (“Alimera”). pSivida and Alimera are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

R E C I T A L S

WHEREAS, pSivida designs and develops innovative ophthalmic drug delivery products; and

WHEREAS, Alimera develops and commercializes ophthalmic drug products; and

WHEREAS, the Parties were interested in collaborating with one another and jointly funding the development, and sharing net profits from the sale, of novel products for treating eye diseases in humans, including a product for the treatment of diabetic macular edema using a corticosteroid; and

WHEREAS, pSivida was willing to grant Alimera a license to certain of its proprietary technology and know-how relating to developing products for treating eye diseases; and

WHEREAS, the Parties entered into such a collaboration and licensing relationship upon the terms and conditions set forth in the Collaboration Agreement by and between Control Delivery Systems, Inc. and Alimera Sciences, Inc. (the “Original Agreement”) dated as of February 11, 2005 (the “Effective Date”), as amended by Amendment No. 1 dated February 23, 2005 and Amendment No. 2 dated May 11, 2005;

WHEREAS, the Parties entered into an Amended and Restated Collaboration Agreement by and between Control Delivery Systems, Inc. and Alimera Sciences, Inc. (the “First A&R Agreement”) dated as of March 14, 2008 (the “First A&R Effective Date”);

WHEREAS, as part of a negotiated resolution of an arbitration proceeding and of certain disputes that had arisen between the Parties related to their performances under the First A&R Agreement, the Parties entered into an Amendment to the First A&R Agreement dated May 3, 2017 (the “Settlement Amendment”); and

WHEREAS, Alimera has obtained Approval for, and has commercially launched, ILUVIEN for DME.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

WHEREAS, pSivida and Alimera desire to enter into this Agreement to amend and restate the First A&R Agreement (as amended prior to the Amendment Effective Date) as of the Amendment Effective Date as set forth herein to, among other things, extend Alimera’s rights to include uveitis in Europe, the Middle East and Africa and to replace the net profit share with royalties.

NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE 1    DEFINITIONS

For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below, whether used in their singular or plural form:

1.1    “Affiliate” shall mean any corporation or other entity that controls, is controlled by, or is under common control with a Party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it directly or indirectly owns or controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

1.2    “Africa” shall mean the countries, territories, and all land which, as of the Amendment Effective Date, comprise Algeria, Angola, Benin, Botswana, Burkina Faso, Burundi, Cameroon, Cape Verde, Central African Republic, Chad, Comoros, Democratic Republic of the Congo, Djibouti, Egypt, Equatorial Guinea, Eritrea, Ethiopia, Gabon, Gambia, Ghana, Guinea, Guinea-Bissau, Ivory Coast, Kenya, Lesotho, Liberia, Libya, Madagascar, Malawi, Mali, Mauritania, Mauritius, Mayotte, Morocco, Mozambique, Namibia, Niger, Nigeria, Republic of the Congo, Reunion, Rwanda, Saint Helena, Ascension, and Tristan da Cunha, Senegal, Seychelles, Sierra Leone, Somalia, South Africa, South Sudan, Sudan, Swaziland, Sao Tome and Principe, Tanzania, Togo, Tunisia, Uganda, Western Sahara, Zambia, and Zimbabwe, whether or not any of the foregoing countries remain a part of Africa, and including, without limitation, their successor countries, for example, in the event that one or more parts of any of the foregoing countries secedes or splits from the remainder of such country, one or more parts of one of the foregoing countries combine with one or more parts of any other of the foregoing countries or one of the foregoing countries changes its name.

1.3    “Alimera Improvements” shall mean any and all Improvements created, conceived or reduced to practice by Alimera, or its Affiliates, agents, subcontractors or sublicensees, alone or with others, or by Third Parties acting on their behalf, that are (a) Improvements covered by or derived from practice of the pSivida Technology, and/or (b) Improvements covered by or derived from the practice of the Improvements set forth in clause

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(a); provided, however, that Alimera Improvements shall not include any Improvement that meets each of the following: (x) is related specifically to an active ingredient provided by Alimera and used in the Products, (y) can be practiced without infringing any pSivida Existing Patent Rights and any Patent Rights included within pSivida Improvements, or without utilizing any pSivida Know-How, and (z) does not fall within the definition of the pSivida Core Technology.

1.4    “Alimera Know-How” shall mean Know-How Controlled by Alimera.

1.5    “Alimera Patent Costs” shall mean fees and costs associated with filing, prosecution and maintenance of the Alimera-Prosecuted Patent Rights, as defined in Section 6.3, in the Territory.

1.6    “Alimera-Prosecuted Patent Rights” shall have the meaning set forth in Section 6.3.1.

1.7    “Amendment Effective Date” shall have the meaning set forth in the preamble.

1.8    “Annual Projections” shall have the meaning set forth in Section 3.2.

1.9    “Approval” shall mean the approvals from applicable regulatory authorities in any country or region required to lawfully market a Product in such country or region, including, but not limited to, approval of an NDA. The term “Approved” shall mean the receipt of Approval.

1.10    “Approval Royalty Date” shall mean the earliest of (a) Approval of the First Product for uveitis, (b) the date that is one year from the filing of the first Marketing Authorization Variance in Europe, and (c) January 1, 2019.

1.11    “Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.

1.12    “B&L” shall mean Bausch & Lomb Incorporated.

1.13    “B&L Agreement” shall mean the Amended and Restated License Agreement between pSivida and B&L dated as of December 9, 2003 as in existence and effect on the Effective Date, a full and complete copy of which has been provided to Alimera.

1.14    “Business Day” shall mean each day of the week excluding Saturday, Sunday and U.S. federal holidays.

1.15     “Change of Control” shall mean, with respect to a Party, (a) a merger or consolidation of such Party with a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation,

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

or (b) except in the case of a bona fide equity financing in which a Party issues new shares of its capital stock, a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) the sale or other transfer to a Third Party of all or substantially all of such Party’s assets related to the Collaboration Field.

1.16    “Clinical IP” shall mean (a) all preclinical and clinical protocols, studies, data, results, study-related forms, materials and reports (e.g., investigator brochures, informed consent forms, data safety monitoring board related documents, patient recruitment related materials, biocompatibility studies, animal studies, safety studies, and chemistry, manufacturing and control data) resulting from any preclinical or clinical study or trial of any Product in the Collaboration Field that is conducted by or under the direction of Alimera or pSivida, or their Permitted Subcontractors or sublicensees, pursuant to this Agreement, and any audit of any such preclinical or clinical study or trial, and (b) all INDs, NDAs, any unfiled applications, components or materials normally associated with an IND or NDA, regulatory filings or applications comparable to INDs or NDAs in any foreign jurisdictions, and other regulatory applications and Approvals regarding any Product in the Collaboration Field that are prepared or submitted by or under the direction of Alimera or pSivida, or their Permitted Subcontractors or sublicensees, pursuant to this Agreement; provided, however, that Clinical IP shall not include any Pre-Existing Clinical IP or, for clarity, any of the foregoing (a) or (b) resulting from the Phase III Clinical Trials conducted by pSivida and referenced in Section 2.2.2(b).

1.17    “CODRUG™” shall mean a compound or a pharmaceutically acceptable salt thereof comprising one constituent moiety covalently or ionically associated with at least one other constituent moiety, wherein each moiety, in its separate form (i.e., in the absence of the association), is a therapeutically or pharmacologically active agent or a prodrug or pharmaceutically acceptable salt of such an agent. The covalent association between said moieties can be either direct or indirect through a linker. Examples of covalent association include without limitation ester, amide, carbamate, carbonate, cyclic ketal, thioester, thioamide, thiocarbamate, thiocarbonate, xanthate, and phosphate ester bonds. Each constituent moiety of a CODRUG™ compound can be the same as or different from the other constituent moiety. Upon cleavage of the covalent or ionic association, the individual constituent moieties are reconstituted as the therapeutically or pharmacologically active forms of the same moieties prior to conjugation.

1.18    “Collaboration Field” shall mean (a) in Europe, the Middle East and Africa, the treatment and prevention of eye diseases in humans, and (b) in all other geographic areas of the Territory, the treatment and prevention of eye diseases in humans, provided, however, that the treatment and prevention of uveitis is excluded from the Collaboration Field for item (b).

1.19    “Collaboration Receivable Amount” shall mean, as of the Amendment Effective Date, $25,000,000, as such amount may be reduced pursuant to Sections 5.2, 5.4 and 5.5.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.20    “Commercialize” or “Commercialization” shall mean any and all activities directed to marketing, promoting, Detailing, distributing, importing, offering for sale, having sold and/or selling a product including, but not limited to, sampling, and conducting Non-NDA Trials and post-approval studies.

1.21     “Commercially Reasonable Efforts” shall mean efforts and resources that parties in the pharmaceutical industry would consider normal to use for a compound or product owned by a party in that industry or to which that party has rights, which is of similar market potential at a similar stage in its Development or product life, taking into account the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory structure involved, the profitability of the applicable products, and other relevant factors, in each case, as a whole and on a country-by-country basis. In determining Commercially Reasonable Efforts with respect to a particular Product in a particular country, Alimera may consider the effects of a particular Product being Developed or Commercialized in a particular country under this Agreement by Alimera or its Affiliates (or by or through a Third Party on behalf of or under authorization from Alimera or any of its Affiliates) on any other Products being Developed or Commercialized by Alimera or its Affiliates (or by or through a Third Party on behalf of or under authorization from Alimera or any of its Affiliates) in any other countries, including, without limitation, resource allocation, pricing and re-importation concerns. To the extent that it is not in contradiction of the foregoing sentence, in determining Commercially Reasonable Efforts with respect to a particular Product, a Party may not consider any other product(s) owned or licensed by it.

1.22    “Confidential Information” shall have the meaning set forth in Section 7.1 hereof.

1.23    “Control” or “Controlled by” shall mean, in the context of a license to or ownership of intellectual property, possession of the ability on the part of a Party to grant access to or a license or sublicense as provided for herein without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required hereunder to grant the other Party such access or license or sublicense.

1.24    “Detail” shall mean a face-to-face meeting (including a live video presentation) with one or more healthcare professionals with prescribing authority during which scientific and/or medical information about the Product is discussed. Detailing does not include merely a reminder or a promotional sample drop. When used as a verb, the term “Detailing” shall mean to engage in the activity of a Detail.

1.25     “Development” shall mean to discover, research or otherwise develop a product, including conducting non-clinical and clinical drug development activities related to the development and submission of information to a regulatory authority, including toxicology, pharmacology and other discovery and pre-clinical efforts, test method development and stability testing, process development, formulation development and/or modification, delivery system development and/or modification, quality assurance and quality control development, clinical studies for the purpose of obtaining Approvals, statistical analysis, regulatory affairs and pharmacovigilance. When used as a verb, “Develop” means to engage in Development.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.26    “Disclosure Obligations” shall have the meaning set forth in Section 7.3.

1.27    “DME” shall mean diabetic macular edema.

1.28    “Durasert FA” shall mean the fluocinolone acetonide intravitreal insert that contains 0.18 mg FA and is designed to release sub-microgram quantities of FA daily over a period of thirty-six (36) months.

1.29    “Effective Date” shall have the meaning set forth in the preambles.

1.30    “Europe” shall mean the countries, territories, and all land which, as of the Amendment Effective Date, comprise Albania, Andorra, Armenia, Austria, Azerbaijan, Belarus, Belgium, Bosnia and Herzegovina, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Georgia, Germany, Greece, Hungary, Iceland, Ireland, Italy, Kazakhstan, Kosovo, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Moldova, Monaco, Montenegro, Netherlands, Norway, Poland, Portugal, Romania, San Marino, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland, Turkey, Ukraine, United Kingdom, and Vatican City, whether or not any of the foregoing remain a part of Europe, and including, without limitation, their successor countries, for example, in the event that one or more parts of any of the foregoing countries secedes or splits from the remainder of such country, one or more parts of one of the foregoing countries combine with one or more parts of any other of the foregoing countries or one of the foregoing countries changes its name.

1.31    “European Filed Countries” shall mean countries in Europe in which Alimera has filed for Approval for ILUVIEN for DME.

1.32    “Excluded Product” shall mean [***] that generally conforms to the drawings and specifications (and any prior iterations thereof in whole or in part) shown in Exhibit 1.32.

1.33    “FDA” shall mean the United States Food and Drug Administration or any successor agency with responsibilities comparable to those of the United States Food and Drug Administration.

1.34    “First A&R Agreement” shall have the meaning set forth in the preambles.

1.35     “First A&R Effective Date” shall have the meaning set forth in the preambles.

1.36    “First Commercial Sale” shall mean, with respect to each Product, the first sale for use or consumption by the general public of such Product for the applicable indication in a country after required Approval has been granted by the applicable regulatory authority of such country.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.37    “First Milestone Payment” shall have the meaning set forth in Section 5.4.

1.38    “First Product” shall have the meaning set forth in Section 1.64 hereof.

1.39    “Force Majeure Event” shall mean an act of war, flood, riot, insurrection, fire, earthquake, communication line failure, power line failure, explosion, act of God, terrorism, change in applicable law or regulation arising or resulting from the United Kingdom’s withdrawal from the European Union, or any other similar force or cause beyond the reasonable control of a Party, which causes said Party to delay or fail to perform acts in accordance with this Agreement.

1.40    “GAAP” shall mean the United States generally accepted accounting principles, consistently applied.

1.41    “GMP” shall mean then-current good manufacturing practices and standards for the production of active pharmaceutical ingredients, drugs and finished pharmaceuticals, as set forth in (a) 21 C.F.R. Parts 210, 211, 601, 610; (b) the ICH Q7 guidelines; (c) European Directive 2003/94/EC; and (d) the equivalent applicable law in any relevant country, in each case, as amended from time to time, subject to any arrangements, additions, or clarifications agreed to in writing from time to time between the parties.

1.42    “Gross Revenues” shall mean, for any period, on an accrual basis (a) for any arm’s length transaction in which Products are sold separately by Alimera or its Affiliates to a Third Party, the gross invoice price for Products in such transactions, (b) for all other transactions (i.e., other than those described in subsection (a)) in which Products are sold, used or otherwise disposed of by Alimera or its Affiliates (including in barter or similar transactions, or transactions that are not at arm’s length to a Third Party, or transactions in which Products are not sold separately, but not including the provision of Products intended for use solely as samples, including, without limitation, as free clinical trial materials), the total imputed sales price for Products in such transactions, using as the imputed sales price the weighted average gross invoice price for Products under subsection (a) during the preceding calendar quarter for the applicable indication and country or, if there have been no Gross Revenues under subsection (a) in the preceding quarter, using a reasonable imputed price to be determined at the time by the Parties and (c) all other revenue, including but not limited to royalty revenue earned and milestone consideration received, that is earned or received by Alimera or its Affiliates with regard to a Product. For purposes of this Section 1.42, “sold separately” shall mean sold, solely for monetary consideration, on a stand-alone basis (i.e., with a selling price independent of any other product) for not less than arm’s length value.

1.43    “ILUVIEN” shall mean an intravitreal implant containing 0.19 mg of fluocinolone acetonide sold by Alimera in the Territory as of the Amendment Effective Date.

1.44    “Improvements” shall mean any and all Inventions, enhancements, derivatives, new uses, developments, techniques, materials, compounds, products, designs, processes or other technology or intellectual property, whether or not patentable and all Patent Rights and other intellectual property rights in any of the foregoing.

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

1.45    “IND” shall mean the Investigational New Drug Application filed with FDA or a similar application filed with an applicable regulatory authority outside of the United States.

1.46    “Invention” shall mean ideas, information, Know-How, data, research results, writings, inventions, discoveries, modifications, improvements and other technology (including, but not limited to, any proprietary biological or other materials, compounds or reagents and computer software), whether or not patentable or copyrightable.

1.47    “ISO” shall mean a worldwide federation of national standards bodies from some 100 countries, with one standards body representing each member country.

1.48    “Know-How” shall mean unpatented information, whether or not patentable, including, but not limited to, technical information, processes, formulae, trade secrets, materials, designs, drawings and data.

1.49    “Loss” shall have the meaning set forth in Section 9.1.

1.50     “Major European Market” shall mean any of Italy, Spain, the UK, Germany, Portugal or France, whether or not any of the foregoing remain a part of the European Union.

1.51     “Middle East” shall mean the countries, territories, and all land which, as of the Amendment Effective Date, comprise: Bahrain, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Oman, the Palestinian Territories, Qatar, Saudi Arabia, Syria, United Arab Emirates, and Yemen, whether or not any of the foregoing remain a part of the Middle East, and including, without limitation, their successor countries, for example, in the event that one or more parts of any of the foregoing countries secedes or splits from the remainder of such country, one or more parts of one of the foregoing countries combine with one or more parts of any other of the foregoing countries or one of the foregoing countries changes its name.

1.52     “NDA” shall mean a new drug application or product license application or its equivalent filed with and accepted by the FDA after completion of human clinical trials to obtain marketing approval for a Product, or any comparable application filed with and accepted by the regulatory authorities of a country other than the United States, including, where applicable, any applications for governmental pricing and marketing approval.

1.53    “Net Revenues” shall mean, with regard to a Product, on an accrual basis, for any period, Gross Revenues less reasonable and customary deductions in accordance with GAAP applied on a consistent basis, however, as points of clarity, (a) the costs associated with administering any contractual and governmental rebates or co-pay assistance program shall be excluded as a deduction from Gross Revenues and (b) in all instances in which Alimera or its Affiliates invoices a sublicensee or distributor separately for the fully burdened cost of a Product

[***] INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24b-2 PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(other than amounts specifically identified on such invoice, and invoiced at cost or less, for a Product to be used as samples or for clinical trials), such amounts are to be included as a component of Gross Revenues and Net Revenues upon which Royalties are calculated.

1.54    “Non NDA Trial” shall mean any clinical trial, or part of a clinical trial, of a Product that is not designed or required to procure data necessary for the acceptance of filing of an NDA. Non-NDA Trials may be conducted before or after the filing of an NDA, before Approval or at any time after Approval.

1.55    “Original Agreement” shall have the meaning set forth in the preambles.

1.56    “Party” shall mean pSivida or Alimera.

1.57    “Patent Rights” shall mean any United States or foreign patent or patent applications, any patents issuing from such patent applications, and any continuations, continuations-in-part to the extent specifically directed to subject matter specifically described in such patent applications, divisionals, renewals, reexaminations, reissues, extensions or provisional applications of any of the foregoing and any corresponding patent, patent application, utility model, inventor certificate, registration or the like in any country of the world with respect to the foregoing.

1.58    “Permitted Subcontractor” shall mean a Third Party or an Affiliate that has been awarded a subcontract with one Party in accordance with this Agreement.

1.59     “Phase III Clinical Trial” shall mean a clinical trial as defined in 21 C.F.R. 312.21(c), as may be amended from time to time, or any foreign equivalent thereto.

1.60    “Phase IV Clinical Trial” shall mean a post-marketing study of a Product designed to ascertain the efficacy or safety of such Product in certain patient populations or over an extended time period following the Approval of such Product.

1.61    “Pre-Existing Clinical IP” shall mean Clinical IP as defined in the B&L Agreement.

1.62    “Primary Contact Person” shall have the meaning set forth in Section 11.2.

1.63    “Prior Agreements” shall mean the Original Agreement (as amended) and the First A&R Agreement (as amended).

1.64    “Product” shall mean a drug delivery device that meets all of the following criteria: (A) it has a core within a polymer layer that contains a drug in a form other than a CODRUG™ and no other active ingredient, where the core does not include a CODRUG™, (B) it is Approved or designed to be Approved (1) to deliver a corticosteroid and no other active ingredient by implantation, injection, or other direct delivery method to the posterior portion of

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the eye, or (2) to treat DME by delivering a compound or formulation by implantation, injection, or other direct delivery method other than through an incision smaller than that required for a 25 gauge needle, (C) it does not fall under the definition of Excluded Product, and (D) it is Approved or designed to be Approved for a particular indication in a particular country. For clarification, eye drops or other topical administration and tablets or other oral administration shall not be deemed to be direct delivery to the posterior portion of the eye. For example, “Product” shall specifically include a drug delivery device that meets all of the following criteria (such product sometimes referred to as the “First Product”): (1) [***]; (2) is Approved or designed to be Approved to be administered [***] (3) is Approved or designed to be Approved [***]; and (4) is Approved or designed to be Approved for a particular indication in a particular country. For clarification, with regard to the same drug delivery device described above, each indication in each country shall be a separate Product. By way of non-limiting examples, with regard to a particular drug delivery device X, (i) X for DME and X for age-related macular degeneration shall be two different Products, and (ii) X for DME in the United States and X for DME in Japan shall be two different Products. The Parties acknowledge that ILUVIEN for DME is a First Product.

1.65    “pSivida Core Technology” shall mean (a) any drug delivery device, or component thereof, for ophthalmic use that includes a core containing one or more drugs, and (b) any method or process for using a device described in clause (a).

1.66    “pSivida Development Activities” shall mean (a) for activities conducted prior to the First A&R Effective Date, pSivida’s development activities conducted as set forth in the Development Plan (as defined in the Original Agreement), and (b) for activities conducted on and after the First A&R Effective Date through the Amendment Effective Date, pSivida’s development activities conducted to the extent specifically set forth in Section 3.1.2 of the First A&R Agreement.

1.67    “pSivida Existing Patent Rights” shall mean (a) the United States and foreign patents and patent applications listed in Exhibit 1.11A, (b) any Patent Rights arising from those patents and patent applications during the Term, (c) any other patents or patent applications Controlled by pSivida as of the Effective Date, a Valid Claim of which, absent the licenses granted by pSivida to Alimera under Section 4.1, would be infringed by the making, having made, using, selling, offering to sell or importing of a Product in the Collaboration Field by Alimera or its subcontractors or sublicensees as permitted under this Agreement, and (d) any other patents or patent applications Controlled by pSivida as of the Amendment Effective Date, a Valid Claim of which, absent the licenses granted by pSivida to Alimera under Section 4.1, would be infringed by the making, having made, using, selling, offering to sell or importing of ILUVIEN for uveitis in the Collaboration Field by Alimera or its subcontractors or sublicensees as permitted under this Agreement; provided, however, that pSivida Existing Patent Rights shall in no event include the patents and patent applications listed in Exhibit 1.11B or any Patent Rights arising from those patents or patent applications.

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1.68    “pSivida Improvements” shall mean any and all Improvements created, conceived or reduced to practice by pSivida, or its Affiliates, agents, or sublicensees, alone or with others or by Third Parties acting on their behalf, during the course of the performance of the pSivida Development Activities (as such term is defined in the First A&R Agreement) by pSivida, that are (a) Improvements covered by or derived from practice of the pSivida Technology, and/or (b) Improvements covered by or derived from the practice of the Improvements set forth in clause (a); provided, however, that pSivida Improvements shall not include any Improvement that is an Alimera Improvement.

1.69    “pSivida Know-How” shall mean Know-How Controlled by pSivida that is required for Development and Commercialization of a Product.

1.70    “pSivida Patent Costs” shall mean fees and costs associated with filing, prosecution and maintenance of the pSivida-Prosecuted Patent Rights, as defined in Section 6.1.1, in the countries listed on Exhibit 1.70.

1.71    “pSivida Patent Rights” shall mean pSivida Existing Patent Rights and pSivida’s interest in any Patent Rights included within Alimera Improvements and pSivida Improvements.

1.72    “pSivida-Prosecuted Patent Rights” shall have the meaning set forth in Section 6.1.1.

1.73    “pSivida Technology” shall mean pSivida Patent Rights, pSivida Know-How and pSivida’s interest in Alimera Improvements and pSivida Improvements.

1.74    “Recall” shall mean any recall of a product or any related actions (e.g., market withdrawal and stock recovery). For avoidance of doubt, Recall includes recall of product packaging.

1.75    “Right of Access to Clinical IP” shall mean the right to reference, cross-reference, review, have access to, incorporate and use Clinical IP in any regulatory applications or filings, any patent filings, or for any research or Development purpose.

1.76    “Royalties” shall have the meaning set forth in Section 5.1.

1.77    “Settlement Agreement” shall mean the Settlement Agreement, dated May 3, 2017, entered into by the Parties.

1.78    “SEC” shall have the meaning set forth in Section 7.3.

1.79    “Second Milestone Payment” shall have the meaning set forth in Section 5.5 hereof.

1.80    “Term” shall have the meaning set forth in Section 10.1.

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1.81    “Territory” shall mean all countries and territories worldwide.

1.82    “Third Party” shall mean any person or entity other than pSivida, Alimera or their respective Affiliates.

1.83    “Third Party Consideration” shall mean any form of consideration to the extent that it is not included in Net Revenues (including any non-royalty consideration, milestone consideration, sales-based revenue and amounts paid for equity securities that exceed the fair market value of such securities), earned by Alimera or its Affiliates in connection with a sublicense agreement or other agreement that Alimera or its Affiliates enters into with a Third Party to sublicense, sell or otherwise transfer some or all of Alimera’s rights to a Product that are granted to it under this Agreement, including, but not limited to, marketing rights and/or distribution rights provided that (a) if listed on a national exchange, the fair market value of such securities shall equal the per share fair market value of such securities as listed on the national exchange through which such securities are publicly traded, or (b) if not listed on a national exchange, the fair market value of such securities shall be determined by mutual agreement of the Parties, and if the Parties fail to reach such mutual agreement, the matter shall be resolved by arbitration in accordance with Section 11.8.2 herein. Third Party Consideration shall not include any form of consideration earned by Alimera or its Affiliates for a Change of Control or reimbursement or payment for services or expenses to Alimera or its Affiliates. Third Party Consideration shall also not include amounts received by Alimera or its Affiliates for Product samples or Product provided for clinical trials approximately at or below cost

In the event that Alimera or its Affiliates provides Product samples or Product for clinical trials and the amounts paid or reimbursed to Alimera or its Affiliates by Third Parties for such Product samples or Product for clinical trials that is not reported in Net Revenues exceeds $25,000 in a calendar quarter, then Alimera shall prepare a report to pSivida that details such amounts paid or reimbursed and its calculation.

1.84    “Third Party Consideration Agreement” shall have the meaning set forth in Section 4.3.

1.85    “Third Party Royalties” shall have the meaning set forth in Section 6.6.4.

1.86    “Type II Variation” shall have the definition as set forth in Commission Regulation (EC) No 1234/2008.

1.87     “UKRF” shall mean the University of Kentucky Research Foundation.

1.88    “UKRF Licenses” shall mean the licenses set forth in Exhibit 1.88, as may be amended from time to time consistent with Section 6.9, full and complete copies of which agreements in effect as of the Amendment Effective Date have been provided to Alimera.

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1.89    “Valid Claim” shall mean a claim of an issued and unexpired patent, or a claim of a pending patent application, which has not been withdrawn, cancelled, abandoned, disclaimed, or held permanently revoked, unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal.

ARTICLE 2 DEVELOPMENT ACTIVITIES

2.1    Alimera Development Responsibilities. Alimera shall have sole decision-making authority with respect to the Development of Products in the Collaboration Field, consistent with its other obligations under this Agreement, provided that, if pSivida believes in good faith that a Product-related activity planned, taken or approved to be taken by Alimera in relation to uveitis in Europe, the Middle East or Africa will adversely affect the Development or Commercialization of Durasert FA by pSivida for uveitis outside of such territories, then the Parties shall meet and discuss pSivida’s concerns and Alimera shall consider in good faith pSivida’s concerns and recommendations, provided that Alimera may continue to act in its sole discretion in relation to such activities. If Alimera believes in good faith that a Durasert FA-related activity planned, taken or approved to be taken by pSivida in relation to uveitis outside of Europe, the Middle East or Africa will adversely affect the Development or commercialization of ILUVIEN by Alimera for uveitis in Europe, the Middle East or Africa, then the Parties shall meet and discuss Alimera’s concerns and pSivida shall consider in good faith Alimera’s concerns and recommendations, provided that pSivida may continue to act in its sole discretion in relation to such activities. Without limiting any of Alimera’s rights and pSivida’s obligations under this Agreement, including, without limitation, Alimera’s rights under Sections 5.2 and 5.5 and pSivida’s obligations under Section 2.2.2, Alimera shall be solely responsible for, and shall pay one hundred percent (100%) of, all Development costs for the Product(s) in the Collaboration Field, and pSivida shall have no liability whatsoever hereunder for any past, present or future Development costs.

2.2    Regulatory Approvals.

2.2.1.    Regulatory Filings. Unless otherwise agreed in writing by the Parties, Alimera shall be responsible for all U.S. and non-U.S. regulatory matters, including filing an IND and NDA for the First Product in the Collaboration Field, provided that no such regulatory filings by Alimera shall include any Pre-Existing Clinical IP. Alimera shall be responsible for obtaining Approvals and for subsequent maintenance of such Approvals obtained. For all regulatory filings made with Alimera as the sponsor, Alimera shall have the sole authority and responsibility for submitting supplements, communications, annual reports, adverse event reports, manufacturing changes, supplier designations and other related filings to, and for communicating with, the FDA and other regulatory authorities. Alimera shall provide pSivida with copies of all of its submissions or filings for Approval of Products for uveitis in Europe (which are in final form) to regulatory authorities. If reasonably and specifically requested by

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pSivida, Alimera shall also provide pSivida with copies of any material submissions or filings made by Alimera thereafter in relation to such submissions or filings for Approval of Products for uveitis in Europe. The Parties hereby acknowledge and agree that on June 21, 2017, pSivida filed a Marketing Authorization Application with the European Medicines Agency seeking approval to market its Durasert FA three-year treatment for posterior segment uveitis in the European Union (the “June 2017 MAA”).

(a)    June 2017 MAA Withdrawal. Within three (3) Business Days following the Amendment Effective Date, pSivida shall, at its own expense, submit to its European Union legal representative a withdrawal letter for the June 2017 MAA. The Parties shall mutually agree upon the language that will be used in such withdrawal letter for explaining the reason(s) for the withdrawal. In the event that the Parties are unable to mutually agree upon such language within three (3) Business Days following the Amendment Effective Date, then such withdrawal letter shall be submitted within one (1) business day following mutual agreement by the Parties on such language. pSivida shall cause, at its own expense, such representative to take all appropriate actions, including, without limitation, submission of such letter within one business day, to (a) withdraw the June 2017 MAA and (b) confirm that such legal representative has no rights in or to any part of the June 2017 MAA. In any event, pSivida shall take all Commercially Reasonable Efforts to file such withdrawal prior to the start of the European Medicines Agency’s review of the June 2017 MAA.

(b)    Orphan Drug Status Withdrawal. In addition, within three (3) Business Days after pSivida’s European Union legal representative has submitted the withdrawal letter for the June 2017 MAA to the European Medicines Agency, pSivida shall, at its own expense, submit to its European Union legal representative a withdrawal letter to withdraw or relinquish Orphan Drug Status in relation to Durasert FA. The Parties shall mutually agree upon the language that will be used in such withdrawal letter for explaining the reason(s) for the withdrawal. In the event that the Parties are unable to mutually agree upon such language within such three (3) Business Day period, then such withdrawal letter shall be submitted within one (1) Business Day following mutual agreement by the Parties on such language. pSivida shall cause, at its own expense, such representative to take all appropriate actions, including, without limitation, submission of such letter, to withdraw or relinquish Orphan Drug Status with the European Union in relation to Durasert FA for pSivida within five (5) Business Days following the submission of such withdrawal letter to pSivida’s European Union legal representative.

(c)    pSivida acknowledges and agrees that it is solely responsible for any and all amounts owed to its European Union legal representative and the European Medicines Agency in relation to the activities described in paragraphs (a) and (b) above and the June 2017 MAA and such Orphan Drug Status more generally.

2.2.2.    Type II Variation Filings. Alimera (itself or through any of its Affiliates, sublicensees and subcontractors) shall file a Type II Variation for uveitis with the appropriate regulatory authorities in at least three (3) of the Major European Markets within [***] of the

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Amendment Effective Date and shall provide to pSivida validation letters evidencing such appropriate regulatory authorities’ acceptances of such Type II Variation filings. In the event that Alimera fails to file Type II Variations for uveitis in at least three (3) of the Major European Markets (or Alimera does not receive validation letters evidencing such filings) in such [***] period, then for each calendar quarter of delay beyond such [***] period, Alimera shall pay to pSivida $250,000 per calendar quarter (or a pro-rated amount for any portion of any such calendar quarter), unless otherwise provided in subsection (c) below.

(a)    pSivida shall provide, in a timely manner, reasonable regulatory and clinical support to Alimera during the filing of the Type II Variations through the Approval of such applications at pSivida’s cost and expense (except with respect to reasonable out-of-pocket expenses incurred by pSivida as a result of such support, including costs and expenses related to any services that pSivida must externally contract to provide such support, which shall be reimbursed by Alimera (without mark-up) within forty-five (45) days after receipt of an undisputed invoice therefor that includes reasonable documentation for such expenses), as reasonably requested by Alimera, including assistance in responding to reasonable inquiries by Alimera or any regulatory authority, provided that such support and assistance shall not exceed twenty-five (25) employee hours per month (without the possibility of carrying over any unused hours to subsequent months) without pSivida’s consent. If reasonably requested by Alimera, pSivida shall provide reasonable assistance to Alimera to facilitate Alimera entering into contracts with the Third Parties set forth on Schedule 2.2.2(a) that pSivida has engaged or plans to engage for regulatory and/or clinical support in relation to obtaining Approvals for Products for uveitis, provided that any failure or delay by Alimera to enter into any such contract shall not be deemed a delay by pSivida under Section 2.2.2(c) below.

(b)    pSivida shall complete, at its cost and expense, (i) its Phase III Clinical Trial conducted at sites in the United States, Europe and India (with a ClinicalTrials.gov identification number of NCT01694186), including, without limitation, completing three (3) years of follow up and producing a final clinical study report, and (ii) its ongoing Phase III Clinical Trial in India (with a ClinicalTrials.gov identification number of NCT02746991), in each case (i) and (ii), provided that there are no regulatory or legal requirements imposed on pSivida with respect to such clinical trial (e.g., receipt of a clinical hold notification) that would render continuation of such clinical trial either clinically or commercially impracticable or unreasonable. pSivida will promptly provide interim and final clinical study reports, as such reports are prepared by pSivida for each of the clinical trials identified above, to Alimera as is required to be included in the Type II Variation documentation at pSivida’s cost and expense. In addition, if reasonably requested by Alimera, pSivida shall promptly deliver to Alimera any additional data and other information related to the clinical trials identified above. Alimera may review, incorporate and use such reports and data and other information in any regulatory applications or filings and for any other Development or Commercialization purpose in relation to Products in the Collaboration Field; and

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(c)    Any delay in Alimera’s filing of a Type II Variation for uveitis pursuant to this Section 2.2.2 that is attributable to (i) a failure by pSivida to meet its obligations set forth in the foregoing (a) or (b), (ii) a failure by pSivida to meet its obligations set forth in the second sentence of Section 2.2.5(a) or in Section 2.5, but only to the extent of documentation necessary for the filing of such Type II Variation for uveitis, (iii) a Force Majeure Event, or (iv) the requirement of any European regulatory authority as described in Section 2.2.3, shall result in the tolling of the timeframe for such filing (including the accrual of any penalties set forth in this Section 2.2.2) for the duration of such delay. If a Force Majeure Event has caused a delay in Alimera’s filing of a Type II Variation for uveitis pursuant to this Section 2.2.2, then Alimera shall notify pSivida promptly of such delay and use Commercially Reasonable Efforts to overcome such Force Majeure Event.

2.2.3.    Additional Clinical Trials. In the event that any European Union regulatory authority requires two (2) clinical trials for Approval in three (3) or more of the Major European Markets, then the Parties shall meet and negotiate in good faith a revised timeline for the Type II Variation filings, including a revised timeframe for the Second Milestone Payment set forth in Section 5.5.

2.2.4.    Manufacture-related Activities. Alimera shall be responsible for preparing and submitting all documentation to regulatory authorities regarding the manufacture of the Product in the Collaboration Field for commercial sale necessary to obtain Approvals for such Product in the Collaboration Field. Alimera shall be responsible for all activities related to pre-Approval inspections of Alimera’s (or its subcontractor’s) manufacturing facility.

2.2.5.    Documentation. Each Party shall maintain all records, including, but not limited to, batch records and supporting documentation required by the FDA and other applicable regulatory authorities, with respect to each Product for the periods of time required by such authorities. Upon reasonable request by the other Party, (a) pSivida shall provide Alimera promptly with reasonable access to (i) documents for Durasert FA Controlled by pSivida and reasonably necessary to file, support and maintain regulatory submissions and (ii) interim and final reports and other information Controlled by pSivida and related to any Phase IV Clinical Trial for Durasert FA for uveitis, and Alimera, its Affiliates and its and their sublicensees may reference, cross-reference, review, have access to, incorporate and use such documents and reports (and information contained therein) and other information, to the extent reasonably necessary, (A) in or to support any regulatory applications or filings or Approvals or any patent filings or (B) for any Development or Commercialization purpose, in each case, for Products in the Collaboration Field, and (b) Alimera shall provide pSivida promptly with reasonable access to (1) documents for Products Controlled by Alimera and reasonably necessary to file, support and maintain regulatory submissions and (2) interim and final reports and other information Controlled by Alimera and related to any Phase IV Clinical Trial for ILUVIEN for uveitis, and pSivida, its Affiliates and its and their sublicensees may reference, cross-reference, review, have access to, incorporate and use such documents and reports (and information contained therein) and other information, to the extent reasonably necessary, (x) in or to support any regulatory

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applications or filings or Approvals or any patent filings or (y) for any Development or Commercialization purpose, in each case, for Products outside of the Collaboration Field. Notwithstanding the foregoing, in no event shall either Party be obligated to provide the other Party with access to documents directly related to such Party’s process for manufacturing Products, including, without limitation, its process for manufacturing the related inserter, if the other Party has requested such documents because it is required to disclose such documents to a regulatory authority in a country where piracy of intellectual property is of reasonable concern. For the sake of clarity, documents directly related to such Party’s process for manufacturing Products does not include documents regarding a Product’s chemical composition, stability data or batch release information.

2.2.6.    Reporting. Each Party shall provide notice to the other Party promptly after receipt of a warning letter, any notice requiring a recall or other written letters or notices (of substantially similar importance) issued by any regulatory authorities in relation to any Products.

2.2.7.    Safety Data Exchange Agreement. No later than thirty (30) days after the date on which the first Approval is received by Alimera for a Product for uveitis for one of the European Filed Countries, or such earlier date as may be required by a regulatory authority, the Parties shall enter into a mutually acceptable Safety Data Exchange Agreement, based on industry standards, to allow each Party to get safety data and other information from the other Party in relation to Products for uveitis.

2.3    Performance. Each Party shall use Commercially Reasonable Efforts to conduct all responsibilities assigned to it under this Agreement.

2.4    Subcontracts. Subject to the provisions of Article 7 and Section 6.5 hereof, either Party may subcontract portions of any activities to be performed by it under this Agreement to subcontractors. Any subcontract entered into pursuant to this Section shall be consistent with the terms of this Agreement, including providing for intellectual property ownership as set forth herein and all confidentiality obligations of the Parties.

2.5    Deliverables. Within ten (10) Business Days after the Amendment Effective Date, pSivida shall provide Alimera with all data associated with any and all clinical or preclinical information related to Durasert FA that is Controlled by pSivida and reasonably necessary to file, support or maintain any regulatory submissions for ILUVIEN for uveitis to any regulatory authority in Europe, the Middle East or Africa. This includes, to the extent Controlled by pSivida and necessary for filing, support or maintenance of such regulatory submissions, all overviews and summaries, expert clinical reports and any clinical study reports with all appendices fully populated and provided as an eCTD such that this information and data may be easily included in Alimera’s electronic filing with a European Union regulatory authority. Additionally, within ten (10) Business Days after the Amendment Effective Date, pSivida shall provide Alimera with any briefing books for meetings with any European Union regulatory authority for Durasert FA for uveitis and any minutes related to such meetings. Alimera its

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Affiliates and its and their sublicensees may review, incorporate and use any such materials and information described above in any regulatory applications or filings and for any other Development or Commercialization purpose in relation to Products in the Collaboration Field. Notwithstanding the foregoing, in no event shall pSivida be obligated to provide Alimera with access to documents directly related to pSivida’s process for manufacturing Products, including, without limitation, its process for manufacturing the related inserter, if Alimera has requested such documents because it is required to disclose such documents to a regulatory authority in a country where piracy of intellectual property is of reasonable concern. For the sake of clarity, documents directly related to pSivida’s process for manufacturing Products does not include documents regarding a Product’s chemical composition, stability data or batch release information. Each Party hereby agrees that it will not discuss the regulatory submissions or filings of the other Party with any regulatory authority unless required by applicable law, regulation or rule and except to the extent required to respond to a question or other request by a regulatory authority in connection with such Party’s regulatory filings, in which case any such communication will be subject to the terms and conditions of ARTICLE 7, including, for the avoidance of doubt, Section 7.2.

ARTICLE 3 COMMERCIALIZATION

3.1    Commercialization of Product(s) in the Collaboration Field. Alimera is granted a license under this Agreement to market, distribute and/or sell any Product in the Collaboration Field in the Territory, including, but not limited to, the right to conduct marketing, reimbursement (e.g., seeking and maintaining pricing and reimbursement approvals from Third Party payors), sales and distribution activities. Alimera may subcontract with any Affiliate or Third Party to perform any of the foregoing activities in accordance with Section 4.3. Alimera shall have sole decision-making authority with respect to the Commercialization of Products in the Collaboration Field, consistent with its other obligations under this Agreement.

3.2    Commercialization and Projections.

3.2.1.    Alimera shall have sole responsibility for implementing Commercialization based on Alimera’s commercially reasonable expectations of the resources and expenses required to Commercialize each Product in the Collaboration Field in the Territory, taking into account industry standards, the effect that the Commercialization of one Product might have on another Product and the competitive environment in effect from time to time with regard to each Product. Alimera shall prepare schedules, on a rolling two (2) year calendar quarter-by-calendar quarter basis, to be updated semi-annually (prior to June 30 and December 31 of each year), of projected Net Revenues and Third Party Consideration amounts upon which the Royalties payable to pSivida pursuant to Section 5.1 are calculated (“Annual Projections”).

3.2.2.    For each country in which Alimera and its Affiliates Commercializes Products through direct sales (or reasonably expects to Commercialize directly during the applicable two (2) year projection period), Annual Projections for such country shall include, on

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a country-by-country basis, (a) unit sales, (b) the average selling price per unit in such country’s applicable currency, (c) Gross Revenues, (d) Net Revenues and (e) the average foreign exchange rate for conversion from Gross Revenues and Net Revenues to U.S. Dollars.

3.2.3.    For each Third Party Consideration Agreement pursuant to which a sublicensee or distributor is Commercializing a Product (or will be or is reasonably expected to be Commercializing a Product during the applicable two (2) year projection period) and for which the Gross Revenues and Net Revenues to be earned by Alimera or an Alimera Affiliate under such Agreement is based (or is expected to be based) solely on a price per unit for Product shipped to the sublicensee or distributor, the Annual Projections shall include the same information as summarized in Section 3.2.2 above. For each such Third Party Consideration Agreement for which Gross and Net Revenues to be earned by Alimera or an Alimera Affiliate is based (or is expected to be based) on Gross and Net Sales of Products by the sublicensee or distributor, the Annual Projections shall include substantially the same categories of information required for such a sublicensee or distributor in Section 5.3. To the extent that Alimera projects any increase in fully burdened cost of Product during the two (2) year projection period as it relates to each Third Party Consideration Agreement, such increase(s) shall be included in the Annual Projections. The parties acknowledge that Section 1.53(b) addresses invoices by Alimera or its Affiliates separately to a sublicensee or distributor for the fully burdened cost of a Product.

3.2.4.    Within thirty (30) calendar days after the submission of Annual Projections in December of each calendar year, pSivida may request that the Parties meet in-person at Alimera’s facilities (or, at pSivida’s option, a meeting by telephone, videoconference or other means), during which an executive from Alimera shall present in reasonable detail its planned Commercialization activities and associated Annual Projections for the applicable time period and pSivida shall have the opportunity to ask questions and to provide comments in relation to such Annual Projections. It is understood and agreed that Alimera shall have sole decision-making authority with respect to Commercialization, consistent with its other obligations under this Agreement.

3.3    Diligence. Alimera shall use Commercially Reasonable Efforts to Commercialize a First Product (a) for uveitis in all of the Major European Markets, (b) for at least one (1) indication other than uveitis in the Collaboration Field in the United States, the European Union and Japan (collectively, the “Major Markets”), and (c) in all countries outside of the Major Markets. pSivida acknowledges and agrees that as of the Amendment Effective Date, Alimera has used Commercially Reasonable Efforts to Commercialize a First Product for at least one (1) indication other than uveitis (i.e., DME) in the Collaboration Field in the United States and the European Union. For purposes of this Section 3.3, the term “Alimera” shall include Alimera and any of its Affiliates and its and their sublicensees and subcontractors. Alimera agrees to the following specific obligations with respect to ILUVIEN for uveitis:

3.3.1.    Alimera shall use Commercially Reasonable Efforts to file a Type II Variation in the Major European Markets (other than the first three (3) Major European Markets

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for which Alimera has a filing obligation pursuant to Section 2.2.2) within [***] after the Amendment Effective Date and to file a Type II Variation in the other European Filed Countries (i.e., those European Filed Countries not included in the Major European Markets) within twelve (12) months after the Amendment Effective Date. In the event that any European Union regulatory authority requires two (2) clinical trials for Approval in three (3) or more of the Major European Markets, then the Parties shall meet and negotiate in good faith a revised timeline for the Type II Variation filings.

3.3.2.    Alimera shall use Commercially Reasonable Efforts to complete the preparation of and file with the appropriate reimbursement authorities reimbursement dossiers in Spain, Italy, Portugal and the United Kingdom (and Germany, to the extent a reimbursement dossier is required in Germany) within [***] following Approval of ILUVIEN for uveitis in any such country;

3.3.3.    Alimera shall use Commercially Reasonable Efforts to begin promoting ILUVIEN for uveitis in the United Kingdom, Portugal and Germany within [***] following Approval of ILUVIEN for the applicable country and to use Commercially Reasonable Efforts to begin promoting ILUVIEN for uveitis in Italy and Spain within [***] following Approval of ILUVIEN for uveitis the applicable country.

3.3.4.    No later than two (2) years following the First Commercial Sale of ILUVIEN in a Major European Market for uveitis, complete at least one (1) Phase IV Clinical Trial for ILUVIEN for uveitis, either independently at Alimera’s sole cost and expense, or jointly with pSivida, with each Party paying its pro rata share of the costs and expenses for such joint clinical trial;

3.3.5.    In the Middle East and Africa, and each European Filed Country other than the Major European Markets, allocate a commercially reasonable number of sales representatives commensurate with each country’s commercial opportunity and market potential for ILUVIEN after (i) Approval and (ii) receipt of an acceptable reimbursement price and terms for ILUVIEN for uveitis in such country;

The parties shall form a Joint Reimbursement Task Force within thirty (30) days after the first Approval of ILUVIEN for uveitis in Spain, Italy, Portugal, the United Kingdom or Germany. The Joint Reimbursement Task Force shall consist of two (2) members from Alimera and one member from pSivida. The two (2) members from Alimera shall initially be [***], and [***], and the one (1) member from pSivida shall initially be [***], provided that either Party may designate a replacement for its members at any time so long as it uses good faith efforts to replace such members with its officers or employees with similar responsibilities, including, with respect to the Alimera members, with responsibility for reimbursement of ILUVIEN for uveitis. The Joint Reimbursement Task Force shall meet by remote means (e.g., by phone or videoconference) at least once per calendar month for the first six (6) months following the first Approval of ILUVIEN for uveitis in Spain, Italy, Portugal, the United Kingdom or Germany and

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at least once per calendar quarter thereafter until the second anniversary date of such Approval. During these meetings, Alimera would share with pSivida its strategy for reimbursement for ILUVIEN for uveitis in Europe and its plans and progress in relation thereto. With advance written notice to the other Party, either Party may invite non-member employees or independent contractors of such Party to attend meetings of the Joint Reimbursement Task Force, as applicable, subject to Section 7.2 (a) or (c), as applicable.

For clarification, Alimera may elect not to engage in Commercialization of a First Product in any country outside the Major Markets. If Alimera determines not to engage in Commercialization of First Product in any country outside the Major Markets, Alimera shall so notify pSivida. At any time after receipt of such notice, pSivida may by written notice to Alimera, effective upon the giving of such notice, terminate Alimera’s license(s), and rights to Commercialize, of First Product in such country. Thereafter pSivida may, in its sole discretion, directly or through an Affiliate or Third Party, Commercialize the First Product in such country. In the event of such termination with respect to a country, pSivida shall no longer be bound by Section 4.1.2(a), 4.1.2(b), 4.1.2(c) or 4.1.2(d) with respect to such country.

If Alimera requests documents directly related to pSivida’s process for manufacturing Products because Alimera is required to provide such documents to file, support and maintain regulatory submissions, as set forth in Section 2.2.5(a) above, and pSivida does not want to provide such documents (as permitted in Section 2.2.5), then in no event shall Alimera be deemed to be in breach of any diligence obligations under this Agreement that is affected by such refusal by pSivida to provide such documents.

3.4    Costs of Commercialization. Alimera shall have sole responsibility for paying all costs and expenses incurred in connection with Commercializing the Products in the Collaboration Field in the Territory, except as otherwise provided in Section 3.3.4 above.

3.5    Non-Performance. In the event that Alimera fails to achieve any of the diligence obligations set forth in Sections 3.3.1 through 3.3.5, pSivida shall provide written notice to Alimera of such failure and Alimera shall have six (6) months to cure such failure. If after such cure period Alimera fails to remedy such non-performance, then the Royalties set forth in Section 5.1 with respect to ILUVIEN (but not for any other Product) shall be increased in Europe by (a) [***] if the failure is with respect to any country in the Major European Market or by (b) [***] if the failure is with respect to any country in a Minor European Market. In no event shall such amounts of increase be cumulative, even if Alimera fails to remedy such non-performance in multiple countries, in such case the increase shall be the greater percentage in the previous sentence, if any. The Parties agree that there shall be no increase in Royalties in the event that Alimera fails to achieve any of the diligence obligations set forth in Sections 3.3.1 through 3.3.5 for any country other than a country in a Major European Market or Minor European Market. For the purposes of this Section, “Minor European Market” shall mean any of Denmark, Finland, Netherlands, Norway or Sweden.

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3.6    Manufacturing for Commercial Supply Requirements. Alimera shall use Commercially Reasonable Efforts to provide an adequate and timely supply to satisfy commercial supply requirements. Subject to the terms of this Agreement, Alimera shall have the right to manufacture, itself or through any Third Party, any Product, under the licenses granted to Alimera pursuant to Article 4 and in accordance with Section 4.3. Alimera shall be responsible for ensuring that all such manufacturing is carried out in accordance with GMP and/or ISO standards to the extent applicable for Commercialization in the relevant country.

3.7    Product Recalls. Alimera shall have the sole right and responsibility and authority to carry out any Product Recall in the Collaboration Field, whether or not such Recall is required or requested by a governmental authority. If any governmental authority having jurisdiction requires or reasonably requests either Party to Recall a Product due to a defect in the manufacture, processing, packaging or labeling of the Product or for any other reason whatsoever, the Party receiving such request shall immediately notify the other Party. Alimera shall be responsible for carrying out any Recall in the Collaboration Field as expeditiously as possible and in such a way designed to cause the least disruption to the sales of the Product and to preserve the goodwill and reputation attached to the Product and to the names of Alimera and pSivida. Each Party agrees to maintain the appropriate records and procedures to permit a Product Recall.

ARTICLE 4 GRANT OF RIGHTS

4.1    Grant of License by pSivida.

4.1.1.    License to First Product. Subject to the terms and conditions of this Agreement, pSivida hereby grants to Alimera an exclusive (even as to pSivida) right and license under pSivida’s interest (i.e., subject to the UKRF Licenses) in the pSivida Technology, solely to make, have made, use, offer to sell, sell, and import First Product in the Collaboration Field in the Territory.

4.1.2.    License to Products Other Than First Product. Subject to the terms and conditions of this Agreement, pSivida hereby grants to Alimera a non-exclusive right and license under pSivida’s interest (i.e., subject to the UKRF Licenses) in the pSivida Technology, solely to make, have made, use, offer to sell, sell, and import Products other than First Products in the Collaboration Field in the Territory, provided that during the Term of this Agreement, and subject to the terms and conditions of this Agreement and the B&L Agreement,

(a)    pSivida shall not grant a license to any Affiliate or Third Party under pSivida’s interest in the pSivida Technology to make, have made, use, offer to sell, sell, or import Products in the Collaboration Field in the Territory,

(b)    pSivida shall not itself use the pSivida Technology to make, have made, use, offer to sell, sell, or import Products in the Collaboration Field in the Territory,

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(c)    pSivida shall not grant a license to any Affiliate or Third Party under pSivida’s interest in the pSivida Technology to make, have made, use, offer to sell, sell, or import in the Collaboration Field in the Territory any product that otherwise meets the definition of Product under Section 1.64 except that such product is Approved or designed to be Approved to deliver [***], and

(d)    pSivida shall not itself use the pSivida Technology to make, have made, use, offer to sell, sell, or import in the Collaboration Field in the Territory any product that otherwise meets the definition of Product under Section 1.64 except that such product is Approved or designed to be Approved to deliver [***].

4.1.3.    License to Exhibit 1.11B Patents. Subject to the terms and conditions of this Agreement and only to the extent permitted by the B&L Agreement, pSivida hereby grants to Alimera a non-exclusive right and license under any interest pSivida may have from time to time in the United States and foreign patents and patent applications listed in Exhibit 1.11B, solely to make, have made, use, offer to sell, sell, and import Products in the Collaboration Field in the Territory, except for products that would fall under the definition of Licensed Products in the B&L Agreement.

4.1.4.    Covenant. To the extent pSivida obtains or owns any rights to any Covered Patents (as defined below) during the Term, pSivida covenants that it will not sue Alimera, or its Affiliates or any of its or their subcontractors or permitted sublicensees, for infringement of any claims in the Covered Patents resulting from their making, having made, using, selling, offering to sell or importing of ILUVIEN for uveitis in the Collaboration Field. A “Covered Patent” shall mean a patent or patent application (other than any patent or patent application included in pSivida Existing Patent Rights) that is owned or Controlled by pSivida prior to any Change of Control of pSivida, a Valid Claim of which would be infringed by the making, having made, using, selling, offering to sell or importing of ILUVIEN for uveitis in the Collaboration Field. pSivida will not assign or grant any exclusive rights under a Covered Patent for ILUVIEN for uveitis in the Collaboration Field, unless the assignee or grantee agrees in writing to be bound as by all terms of this Section (as though they were pSivida).

4.2    Grant of License by Alimera. Subject to the terms of this Agreement, Alimera hereby grants to pSivida a right and license under Alimera’s interest in the Alimera Know-How as necessary for pSivida to perform its obligations under this Agreement, including, but not limited to, its performance of the Development activities.

4.3    Sublicenses and Subcontracts. Subject to the terms and conditions of this Agreement, Alimera may grant sublicenses and subcontracts to its Affiliates or to Third Parties to perform Commercialization activities for Products under the licenses granted pursuant to Sections 4.1.1 and 4.1.2 of this Agreement, provided that for any sublicenses or subcontracts (and any amendments thereto) (i) to which Alimera or any Alimera Affiliate is a party and which include a sublicense of Alimera’s or an Alimera Affiliate’s rights to obtain Approvals for and/or

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market and distribute Product(s) in the applicable region or country (each, a “Third Party Consideration Agreement”), or (ii) which include Bundling (as defined below), Alimera shall obtain pSivida’s prior written consent, which consent shall not be unreasonably withheld or delayed. For the sake of clarity, the sublicenses and subcontracts described in (i) above do not include any agreements between Alimera or any Alimera Affiliate with a wholesale distributor, such as Besse or McKesson, or any agreements between Alimera or any Alimera Affiliate with a third party logistics provider, such as arvato or ICS, which distributors and third party logistics providers are deemed to be subcontractors of Alimera or its Affiliate. For the purposes of this Section 4.3, “Bundling” is a situation in which all three (3) of the following exist: (i) the offering (whether simultaneously or not) by Alimera or its Affiliates to a Third Party, or by a Third Party to Alimera or its Affiliates, of any rights, goods or services with respect to a Product (including sale of Product itself); (ii) the offering (whether simultaneously or not) by Alimera or its Affiliates to a Third Party, or by a Third Party to Alimera or its Affiliates, of any other rights, goods or services (including any rights, goods or services relating to other products Alimera or any of its Affiliates Controls, sells or otherwise disposes of); and (iii) the consideration for the rights, goods or services with respect to any Product in such offering is less than would have been customarily accepted by Alimera, or more than would have been customarily provided by Alimera, if such rights, goods or services with respect to such Product were offered individually (i.e., separate from the bundle). In the event of a proposed sublicense or subcontract that requires pSivida’s prior written consent as described in the foregoing, Alimera shall present pSivida in writing personally or by courier or certified mail (and email to a valid email address) a complete unredacted version (including any exhibits thereto) of any such proposed sublicense or subcontract. The terms of any such proposed sublicense or subcontract shall be deemed to be Confidential Information of Alimera. Any rejection by pSivida of such proposed sublicense or subcontract must be provided in writing (or via email to a valid email address) to Alimera within two (2) business days after pSivida receives a copy of such proposed sublicense or subcontract. If pSivida rejects a proposed sublicense or subcontract, then promptly after such rejection (but in any event no later than three (3) business days thereafter), pSivida must provide to Alimera in writing (or via email to a valid email address) reasonable details of its reasons for such rejection and negotiate diligently and in good faith with Alimera regarding terms for such proposed sublicense or subcontract that would be satisfactory to pSivida. pSivida’s acceptance of a sublicense or subcontract or substitute terms for such proposed sublicense or subcontract may not be unreasonably withheld or delayed. If Alimera does not receive (a) written notice of rejection of a proposed sublicense or subcontract within two (2) business days after pSivida receives a copy of such proposed sublicense or subcontract or (b) in the event of pSivida’s rejection of a sublicense or subcontract, written notice of reasonable details of its reasons for such rejection within three (3) business days after pSivida submits the written notice of rejection to Alimera, then pSivida will be deemed to have consented to such proposed sublicense or subcontract. Each sublicense or subcontract shall be consistent with the terms and conditions of this Agreement, shall be at arm’s length, and shall include such terms as are necessary to permit Alimera to fulfill its obligations hereunder. Alimera shall be responsible for the operations of any sublicensee or subcontractor relative to this Agreement as if such operations were carried out by Alimera itself, including, but not limited to, any payment provided for hereunder, regardless of

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whether the terms of any sublicense or subcontract provide for such payment to be paid by the sublicensee or subcontractor directly to pSivida. Alimera shall provide pSivida with a copy of each of the following sublicenses or subcontracts promptly after its execution (i) those for which pSivida’s consent is required by this paragraph, and (ii) those under which any rights granted by pSivida to Alimera under this Agreement are sublicensed; provided however that Alimera may redact such copies in order to protect the confidential information of the Third Party. Each sublicensee or subcontractor and its employees, contractors, consultants, clinical investigators and agents shall be required to assign all Improvements to Alimera as set forth in Section 6.5.

4.4    Ownership of and Rights to Inventions. Except as otherwise provided under this Agreement, ownership of all Inventions made by either Party shall be governed by applicable United States patent law. Alimera hereby assigns and agrees to assign to pSivida a co-ownership interest in Alimera’s interest in any Alimera Improvements, excluding any rights to any trademarks. Subject to Section 4.5, each Party shall have worldwide rights to use, practice and sublicense any such Alimera Improvements, without any accounting to, reporting to, or other obligation to, or consent from, the other Party. If a Party licenses or otherwise transfers to a Third Party any Alimera Improvements, the other Party shall cooperate and give such consent to such Party to enter into such license or transfer as may be required to permit such Party to license or transfer the Alimera Improvements to the Third Party without a duty to account to such other Party.

4.5    Limitation on Use. Notwithstanding any other provisions of this Agreement, neither Alimera nor any of its Affiliates, subcontractors or sublicensees shall use Alimera Improvements for any product that falls within the definition of pSivida Core Technology, except for Products (other than any Product(s) for which Alimera’s license(s) have been terminated pursuant to Sections 3.5 or 10.3 of this Agreement) during the Term of this Agreement, Alimera shall ensure that any agreement it enters into with a licensee, sublicensee, acquirer, acquiree, transferee or merger or consolidation partner of or with Alimera, or acquirer or transferee of substantially all of the assets or stock of Alimera, or of the assets or business relating to this Agreement or the Alimera Improvements, includes the same limitation of use as set forth in this Section 4.5, and any such party shall be bound by such limitation.

4.6    Reservation of Rights.

4.6.1.    Reservation of Rights by pSivida. All rights and interests not expressly granted to Alimera are reserved by pSivida (the “Reserved Interests”) for itself, its Affiliates and partners (other than Alimera) and other licensees and sublicensees, including, but not limited to, the rights to use and grant licenses under the pSivida Technology or any other technology owned or controlled by pSivida to make, have made, use, offer to sell, sell, have sold and import products (other than Products for so long as Alimera has a license to such Products under this Agreement). It shall not be a breach of this Agreement for pSivida, acting directly or indirectly, to exploit its Reserved Interests in any manner anywhere in the Territory, whether or not such activity is competitive with the activities of Alimera, including, but not limited to, the research,

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development and Commercialization or licensing of others to research, develop and Commercialize products (other than Products for so long as Alimera has a license to such Products under this Agreement). Except as otherwise expressly provided in this Agreement, for the avoidance of doubt, pSivida shall be free to enter into an agreement with any Third Party or Third Parties under the pSivida Technology or any other technology owned or controlled by pSivida or its Affiliate or a Third Party, to research, develop and Commercialize any and all products (other than Products for so long as Alimera has a license to such Products under this Agreement), including, but not limited to, products that potentially compete in the same indication or product market as a Product.

4.6.2.    Reservation of Rights by Alimera. Except as otherwise expressly provided in this Agreement, for the avoidance of doubt, Alimera shall be free to enter into an agreement with any Third Party or Third Parties under the Alimera Know-How, the Alimera-Prosecuted Patent Rights or any other technology owned or controlled by Alimera or its Affiliate or a Third Party, to research, Develop and Commercialize any and all products, including, but not limited to, products that potentially compete in the same indication or product market as a Product.

4.7    No Grant of Other Technology or Patent Rights. Except as otherwise expressly provided in this Agreement, under no circumstances shall a Party hereto, as a result of this Agreement, obtain any ownership interest or license in or other right to any technology, Know-How, patents, patent applications, products, or biological materials of the other Party, including, but not limited to, items owned, Controlled or Developed by the other Party, at any time pursuant to this Agreement. This Agreement does not create, and shall under no circumstances be construed or interpreted as creating, an obligation on the part of either Party to grant any license to the other Party other than as expressly set forth herein. Any further contract or license agreement between the Parties shall be in writing.

4.8    Clinical IP.

4.8.1.    Right of Access to Clinical IP. Alimera and pSivida shall jointly own all Clinical IP and shall provide each other with a Right of Access to Clinical IP. Each Party may exercise this right of access for itself, its Affiliates and any licensees, sublicensees or any other Third Party without the consent of the other Party.

4.8.2.    Cooperation. Each Party shall use Commercially Reasonable Efforts, and shall reasonably cooperate with the other Party, to provide the other Party with such waivers, irrevocable cross reference letters, assignments, and/or other reasonable documentation as may be necessary or useful for the other Party’s full exercise of any Right of Access to Clinical IP granted pursuant to this Section 4.8.

4.9    Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any section of this Agreement are rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. pSivida acknowledges and agrees that in connection

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with such rights and licenses, Alimera is hereby granted a right of access and a right to obtain possession of and to benefit from (i) copies of research data, (ii) laboratory samples, (iii) product samples and inventory, (iv) formulas, (v) laboratory notes and notebooks, (vi) data and results related to clinical trials, (vii) copies of regulatory filings and Approvals, (viii) rights of reference in respect of regulatory filings and Approvals, (ix) preclinical research data and results, and (x) marketing, advertising and promotional materials, all of which constitute “embodiments” of intellectual property pursuant to Section 365(n) of the Bankruptcy Code and (xi) all other embodiments of such intellectual property, whether any of the foregoing are in pSivida’s possession or control or in the possession and control of Alimera or Third Parties. pSivida agrees not to interfere with Alimera’s exercise of rights and licenses to intellectual property licensed hereunder and embodiments thereof in accordance with this Agreement.

ARTICLE 5 FINANCIALS

5.1    Royalty Payments. The Parties hereto agree that notwithstanding the Amendment Effective Date: (a) Alimera shall begin paying Royalties to pSivida under Section 5.1 for Net Revenues and Third Party Consideration earned or received beginning July 1, 2017 and (b) Alimera shall not be obligated to make the Net Profit Payment under Section 6.5.1(b) of the First A&R Agreement for the period from July 1, 2017 to the Amendment Effective Date. In consideration of the licenses and rights granted to Alimera hereunder, subject to Sections 3.5 and 5.6, Alimera will pay to pSivida on a calendar quarter basis, with respect to Commercialization of Products in the Collaboration Field in the Territory during the Term, an amount equal to (such payments collectively, “Royalties”):

5.1.1.    prior to the Approval Royalty Date, two percent (2%) of the sum of Net Revenues and Third Party Consideration for that calendar quarter; plus

5.1.2.    following the Approval Royalty Date, in a given calendar year, four percent (4%) (for a total of six percent (6%)) of the sum of Net Revenues and Third Party Consideration up to $75,000,000 in such calendar year; plus

5.1.3.    an additional two percent (2%) (for a total of eight percent (8%)) of the sum of Net Revenues and Third Party Consideration exceeding $75,000,000 in such calendar year, provided that the Approval Royalty Date has occurred.

All payments made under this Section 5.1 shall be made in U.S. dollars. If any currency conversion is required in connection with the calculation of Net Revenues, such conversion shall be made in accordance with GAAP. All Royalties shall be paid to pSivida within sixty (60) calendar days after the end of each calendar quarter following the Amendment Effective Date, provided however, that if Alimera amends or modifies its agreement or terms with either of its distributors in the United States (as of the Amendment Effective Date, ASD Specialty Healthcare, Inc., doing business through its Besse Medical division, or McKesson Specialty Care Distribution Corporation) so that it receives payments for Products from such distributor within ninety (90) calendar days after the invoice date, then Alimera shall pay Royalties to pSivida

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within forty-five (45) calendar days after the end of each calendar quarter following the Amendment Effective Date. Alimera shall notify pSivida of any such amendment or modification to its agreement or terms with either of its distributors in the United States.

Notwithstanding anything to the contrary in this Agreement, Alimera will pay to pSivida, on a calendar quarter basis, Royalties on the full amount of Third Party Consideration actually received by Alimera during the applicable calendar quarter, even if such Third Party Consideration is not fully recorded as Net Revenues, but only to the extent that it is not recorded, under GAAP accrual basis accounting, during such calendar quarter. To the extent that such payment on Third Party Consideration is made by Alimera to pSivida in such calendar quarter and not fully recorded as Net Revenues, then Alimera shall not pay Royalties when and to the extent that such Third Party Consideration is actually recorded as Net Revenues under GAAP accrual basis accounting in such calendar quarter or a future calendar quarter. In the event that such Third Party Consideration is subject to forfeiture and becomes forfeit, then upon such forfeit, Alimera may reduce its Royalties in the quarter of the forfeit by the amount of Royalties previously paid on such Third Party Consideration to pSivida. The Parties acknowledge and agree that Alimera has already paid to pSivida prior to the Amendment Effective Date, [***] as required under the First A&R Effective Agreement related to a [***] milestone payment that Alimera or its Affiliates received for entering into an agreement with a distributor in Canada and that notwithstanding anything herein to the contrary, Alimera shall not pay Royalties on such milestone payment if and when such milestone is actually recorded as Net Revenues under GAAP accrual basis accounting.

In consideration of all rights granted, and information provided by pSivida to Alimera, the Parties agree that the amount of Royalties set forth in this Section 5.1 reflects the value of all such rights granted, information provided and costs paid, and such Royalties shall be paid whether or not such Product is covered by a Valid Claim in the pSivida Patent Rights, and whether or not such Royalty Payments under this Section 5.1 extend beyond the term of any pSivida Patent Rights containing Valid Claims covering such Product. For the sake of clarity, the Parties have agreed not to decrease the Royalties percentage to be paid by Alimera to pSivida, even if the Product is no longer covered by a Valid Claim in the pSivida Patent Rights, in view of substantial pSivida Know-How provided in the Development of Product. Moreover, the Net Revenues value itself will at all times reflect the then-current value of the intellectual property licensed hereunder and will naturally reflect any loss of the pSivida Patent Rights.

5.2    Royalty Offset. Alimera shall be entitled to offset fifty percent (50%) of the four percent (4%) Royalty owed to pSivida pursuant to Section 5.1.2 and fifty percent (50%) of the six percent (6%) Royalty owed to pSivida pursuant to Section 5.1.3 in the first two (2) years following the Approval Royalty Date, and twenty percent (20%) thereafter until the Collaboration Receivable Amount has been fully offset. For clarity, (a) Alimera shall not be entitled to offset any amount of the two percent (2%) Royalty owed to pSivida pursuant to Section 5.1.1 and (b) pSivida shall in no event be obligated to make a cash payment for any portion of the Collaboration Receivable Amount directly to Alimera. In addition, Alimera shall be entitled to offset Royalties as provided in Section 6.6.4.

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5.3    Royalty Reports. Each quarterly Royalty payment made in accordance with Sections 5.1 and 5.2 will be accompanied by a report that reflects, in reasonable detail, the calculation of such Royalty payment (a) on a country-by-country basis where Alimera and its Affiliates Commercialize the Products directly and (b) on a sublicensee-by-sublicensee or distributor by distributor basis where Alimera or its Affiliates Commercialize the Products indirectly, including information consistent with the quarterly reporting required of each such sublicensee or distributor under the terms of each such sublicensee or distributor agreement. With regard to (a) above and for those sublicensee or distribution agreements in (b) above for which Alimera’s Product revenue is based on a specified price per unit sold by it (inclusive or exclusive of fully burdened cost, as applicable), such reasonable detail shall include unit sales shipped by Alimera and Affiliates, Gross Revenues, Net Revenues (detailing all deductions by category from the gross sales invoiced price), average gross and net selling prices, foreign currency conversion to U.S. dollars, where applicable, and sublicensee or distribution milestone consideration, if any (all in sufficient detail to verify the calculations thereof). With regard to each sublicensee agreement for which Alimera’s Product revenue is based on designated percentages of the sublicensee’s net sales, subject in certain instances to a minimum price per unit of Product, such reasonable detail shall include unit sales shipped by Alimera and its Affiliates to the sublicensee, unit sales of the sublicensee, sublicensee gross sales, sublicensee’s net sales (detailing gross-to-net deduction amounts by category), calculation of the greater of the applicable royalty percentage(s) applied to total sublicensee net sales or the stated minimum amount per unit multiplied by the total units of Product sold by the sublicensee, TM license royalty (where applicable) and, as applicable, any milestone consideration received during such quarter (for the purposes of this sentence, distributor may be substituted for sublicensee if appropriate based on Alimera or its Affiliates agreements). The aggregate of such Royalties determined in relation to (a) and (b) above, reduced by the calculation of offsets (if any) under Section 5.2, are payable to pSivida for the applicable calendar quarter. Without limiting the generality of the foregoing, Alimera will require its Affiliates to account for Net Revenues and to provide such reports with respect thereto as if such sales were made by Alimera. If no Royalties are due to pSivida for the applicable calendar quarter, then the applicable report will so state. All Royalty reports will be subject to audit rights as set forth in Section 5.7.

5.4    First Milestone Payment. Upon the execution of this Agreement by all Parties, the Collaboration Receivable Amount shall be automatically reduced by $10,000,000 (the “First Milestone Payment”).

5.5    Second Milestone Payment. Upon the earlier of (a) Approval of a Product for uveitis in any country in the European Union, or (b) January 1, 2020, unless such January 1, 2020 due date has been extended pursuant to Section 2.2.3, Alimera shall pay to pSivida $5,000,000 (the “Second Milestone Payment”), such amount to be first allocated to reduce the Collaboration Receivable Amount remaining (if any) at the time of such Approval, and the remaining balance (if any) to be paid within thirty (30) days of such Approval to pSivida in cash.

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5.6    Consideration from Third Party Agreements. If Alimera Commercializes a Product pursuant to a Third Party Consideration Agreement in all or any part of (a) the United States of America (other than in its territories, possessions or protectorates, including but not limited to Puerto Rico), (b) the United Kingdom (other than Northern Ireland) or (c) Germany, and such Third Party Consideration Agreement through which it Commercializes such Product in that region or country results in neither Alimera nor any Alimera Affiliate having any sales personnel in such region or country, then the Royalties payable on Third Party Consideration with respect to any such agreement pursuant to Section 5.1, shall increase to twelve percent (12%).

5.7    Records; Audits.

5.7.1.    Alimera shall keep, and shall cause its Affiliates, agents and sublicensees to keep, full and accurate records and books of account containing information that may be necessary for the purpose of calculating Royalties, as detailed in the Royalty Reports, including reports and supporting data detailing Net Revenues, Gross Revenues, Royalties, the number of units of Products sold or otherwise transferred and Third Party Consideration under this Agreement, including but not limited to sales ledgers and records, general ledgers, and sublicensee reporting to Alimera,. Such books of account, records and reports, with all necessary supporting data, shall be kept by Alimera at its place of business for the three (3) years following the end of the calendar year to which each shall pertain. Alimera shall permit an independent accounting firm selected by pSivida and reasonably acceptable to Alimera (the “Audit Firm”), which acceptance shall not be unreasonably withheld or delayed, to have access during normal business hours to such records as may be reasonably necessary to verify the accuracy of Alimera’s reports of Net Revenues, Gross Revenues, Royalties and Third Party Consideration as provided herein. Such Audit Firm may be required by Alimera to enter into a commercially reasonable confidentiality agreement with it, and in no event shall such Audit Firm disclose to pSivida any information from the books and records of Alimera or its Affiliates to which such Audit Firm has access during the course of such audit other than such information as it relates to the accuracy of the reports and the calculation of payments made or due hereunder. All such verifications shall be conducted at the expense of pSivida and not more than once in each calendar year. The Audit Firm shall submit its final written report to both Parties. If pSivida agrees with the Audit Firm’s final written report, it shall provide notice of that agreement, pursuant to Section 11.5 of this Agreement, to Alimera. Once the notice of agreement has been provided by pSivida, Alimera shall have thirty (30) days in which to provide written notice of a good faith dispute to pSivida as to the conclusions set forth in the Audit Firm’s report, setting forth the nature of any disagreement with the written report. If such notice of dispute is provided, the Parties shall thereafter, for a period of sixty (60) days, attempt in good faith to resolve such dispute and if they are unable to do so, the matter will be submitted to dispute resolution in accordance with Section 11.8. If no notice of dispute is provided but an adjustment is deemed

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due, then Alimera shall, within forty-five (45) days of receiving the written report, pay any adjustment due to pSivida plus accrued interest at a rate announced by the Bank of America as its prime rate in effect on the date that such payment was first due, plus three percent (3%) for the period starting from the date the payment was first due and ending on the date the payment was made. pSivida shall be responsible for the fees, and expenses associated with the audit, provided however, that if the audit concludes that an adjustment of five percent (5%) or more of the aggregate amount paid or payable by Alimera to pSivida during the relevant period is due in pSivida’s favor, then Alimera shall be responsible for the reasonable fees, costs, and expenses charged by the Audit Firm. An audit under this Section 5.7.1 shall be limited to the records and books of account for any calendar year ending not more than thirty-six (36) months before the date of the request. The Parties agree that all information subject to review under this Section 5.7 is confidential and that pSivida shall cause its accounting firm to retain all such information subject to the confidentiality restrictions of Article 7.

5.7.2.    In addition to the foregoing, Alimera shall permit an independent certified public accountant retained by UKRF to inspect the records and books of account described in Section 5.7.1 during normal business hours and upon reasonable notice to the extent required by the UKRF Licenses. Such right of inspection shall last for two (2) years following the end of the calendar quarter to which such records and books of account pertain, shall be limited solely to those matters directly related to pSivida royalty obligations under the UKRF Licenses, and shall be allowed no more than once a year.

ARTICLE 6 INTELLECTUAL PROPERTY

6.1    pSivida-Prosecuted Patent Rights.

6.1.1.    Filing, Prosecution and Maintenance. pSivida shall have primary responsibility for and control over the preparation, filing, prosecution and maintenance of (a) any of the pSivida Existing Patent Rights, (b) any Patent Rights included within the pSivida Improvements, and (c) any Patent Rights included within the Alimera Improvements that fall within the definition of or relate to the pSivida Core Technology (collectively, the “pSivida-Prosecuted Patent Rights”). For pSivida-Prosecuted Patent Rights, pSivida shall have the authority to select patent counsel, and to determine the form and content of such prosecution documents and to make all decisions regarding whether to file, prosecute and maintain patents and patent applications, and in which countries to do so.

6.1.2.    pSivida Patent Costs. Alimera shall be responsible for reimbursement of pSivida Patent Costs only in the jurisdictions identified in Exhibit 1.69 as follows: the pSivida Patent Costs shall be paid by pSivida, and Alimera shall reimburse pSivida fifty percent (50%) (subject to the last sentence of this paragraph) for all such costs incurred by pSivida within thirty (30) days after the date of invoice by pSivida. The list of countries identified in Exhibit 1.69 may be amended (i.e., to add or to drop one or more countries) only upon mutual agreement by the Parties. If, after the Effective Date of the Original Agreement, pSivida grants to any Third

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Party a license to any of the pSivida-Prosecuted Patent Rights for which Alimera has continuing reimbursement obligations, thereafter Alimera’s share of costs for those particular pSivida-Prosecuted Patent Rights shall be reduced on a per capita basis during the term of such license (by way of example, if pSivida grants a license to one Third Party to any of the pSivida-Prosecuted Patent Rights, Alimera’s share of costs for those particular pSivida-Prosecuted Patent Rights shall be thirty-three percent (33%)).

6.1.3.    Communication. pSivida shall provide Alimera with copies of all official correspondence (including, but not limited to, applications, office actions, responses, etc.) relating to prosecution and maintenance of pSivida-Prosecuted Patent Rights in countries identified in Exhibit 1.69. Alimera may provide comments and pSivida will give good faith consideration thereto. In order to facilitate Alimera’s rights to comment, pSivida shall provide copies of all such official correspondence and any proposed responses by pSivida at least ten (10) business days prior to any filing or response deadlines. In the event that the Parties have a material disagreement relating to the prosecution or maintenance of any of the pSivida-Prosecuted Patent Rights (other than a determination by pSivida to abandon any pSivida-Prosecuted Patent Rights as described below), pSivida shall have the right to decide on the course of action. Thereafter, Alimera may choose not to pay any portion of the pSivida Patent Costs associated with the applicable pSivida-Prosecuted Patent Rights. In the event that Alimera chooses not to pay for one or more countries, then, with respect to such countries only, (a) the license for the applicable pSivida-Prosecuted Patent Rights shall automatically terminate, and (b) pSivida shall no longer be bound by Section 4.1.2(a), 4.1.2(b), 4.1.2(c), or 4.1.2(d).

6.2    Abandonment. pSivida shall not abandon prosecution or maintenance of any pSivida-Prosecuted Patent Rights already pending in any country identified in Exhibit 1.69 without notifying Alimera in a timely manner of pSivida’s intention and reason therefore and providing Alimera with reasonable opportunity to comment upon such abandonment and to assume responsibility for prosecution or maintenance of such Patent Rights as set forth below. For avoidance of doubt, for pSivida-Prosecuted Patent Rights, pSivida has the sole discretion to decide whether or not to file in a country, and a decision not to file in a country shall not be deemed as abandonment of pSivida-Prosecuted Patent Rights in that country for purpose of this Article 6. In the event that pSivida abandons the prosecution or maintenance of pSivida-Prosecuted Patent Rights in any country identified in Exhibit 1.69 at any time during the Term of this Agreement, Alimera may assume prosecution responsibility therefor in the name of pSivida, and such patent costs shall be paid by Alimera and pSivida shall reimburse Alimera for [***] of such patent costs within thirty (30) days after the date of invoice from Alimera (the “pSivida Reimbursement Amount”). In the event that pSivida fails to reimburse Alimera within the time period as specified above, any future payment to pSivida shall be decreased by an amount that is calculated as follows: the amount of the non-reimbursed pSivida Reimbursement Amount is multiplied by [***], and that amount is compounded annually at the compounding rate of [***] per annum, for any period in which any portion of such costs remains non-reimbursed. pSivida may pay all or any portion of the unpaid pSivida Reimbursement Amount plus any interest accrued and due at any time.

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6.3    Alimera-Prosecuted Patent Rights.

6.3.1.    Filing, Prosecution and Maintenance. Alimera shall have primary responsibility for and control over the preparation, filing, prosecution and maintenance of any Patent Rights included within Alimera Improvements that are not pSivida-Prosecuted Patent Rights (“Alimera-Prosecuted Patent Rights”). For Alimera-Prosecuted Patent Rights, Alimera shall have the authority to select patent counsel, and to determine the form and content of such prosecution documents and to make all decisions regarding whether to file, prosecute and maintain patents and patent applications, and in which countries to do so. Alimera shall be solely responsible for Alimera Patent Costs. Alimera shall provide pSivida with copies of all official correspondence (including, but not limited to, applications, office actions, responses, etc.) relating to prosecution and maintenance of Alimera-Prosecuted Patent Rights.

6.3.2.    Abandonment. Alimera shall not abandon prosecution or maintenance of any Alimera-Prosecuted Patent Rights in the Territory without notifying pSivida in a timely manner of Alimera’s intention and reason therefore and providing pSivida with reasonable opportunity to comment upon such abandonment and to assume responsibility for prosecution or maintenance of such Alimera-Prosecuted Patent Rights. For avoidance of doubt, for Alimera-Prosecuted Patent Rights, Alimera has the sole discretion to decide whether or not to file in a country, and a decision not to file in a country shall not be deemed as abandonment of Alimera-Prosecuted Patent Rights in that country for purpose of this Article 6. In the event that Alimera abandons prosecution or maintenance of Alimera-Prosecuted Patent Rights in any country in the Territory, pSivida may assume prosecution responsibility for such Patent Rights in that country, and thereafter such Patent Rights will cease being Alimera-Prosecuted Patent Rights and will become pSivida-Prosecuted Patent Rights. Notwithstanding the foregoing, if Alimera, acting in good faith, grants a Third Party prosecution rights with respect to any Alimera-Prosecuted Patent Rights, then pSivida’s rights under this Section 6.3 shall be subject to the rights granted to such Third Party.

6.4    Information Disclosure; Cooperation. Each Party shall disclose and make available to the other Party all material information controlled by such Party that is reasonably necessary for the other Party to perform its obligations and exercise its rights under this Article 6, including the preparation, filing, prosecution and maintenance of patents and patent applications pursuant to this Article 6. All such information shall be disclosed to the other Party reasonably promptly after it is first developed or learned or its significance is first appreciated. Without limiting the foregoing, each Party agrees to disclose and make available to the other Party all Alimera Improvements and pSivida Improvements, as applicable. Neither Alimera nor pSivida shall publicly disclose any Alimera Improvements before the Party responsible for filing and prosecuting such Improvements has an opportunity to make appropriate patent filings. Each Party agrees to cooperate with the other Party with respect to the preparation, filing, prosecution and maintenance of patents and patent applications pursuant to this Article 6.

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6.5    Employees and sublicensees Assignment of Inventions. Each Party shall cause all of its employees, Affiliates, contractors, sublicensees, consultants, clinical investigators and agents, acting under authority from such Party or its sublicensees, (a) to enter into written agreements pursuant to which each such person or entity assigns to such Party all Improvements and other Inventions that such individual or entity discovers, develops, creates, conceives or reduces to practice in the course of their relationship with such Party or its sublicensees; and (b) to execute such other documents and take such other actions as may be necessary to effectuate the foregoing assignments. Each Party agrees to undertake to enforce the agreements referenced in this Section 6.5 (including, where appropriate, by legal action). With respect to any university subcontractor and any of its employees, contractors, consultants, clinical investigators and agents, each Party’s obligations under this Section 6.5 shall be limited to using Commercially Reasonable Efforts to obtain such assignments, and if a Party is unable to obtain such assignments, to using Commercially Reasonable Efforts to obtain a royalty-free (with the right to sublicense) exclusive license to such Improvements (or an option to obtain a royalty-free sublicensable exclusive license to such Improvements), and failing that, to using Commercially Reasonable Efforts to obtain a royalty-free (with the right to sublicense) non-exclusive license to such Improvements (or an option to obtain a royalty-free sublicensable non-exclusive license to such Improvements).

6.6    Infringement

6.6.1.    Notification. Each party shall promptly report in writing to the other Party during the Term of this Agreement any known infringement or suspected infringement of any of its Patent Rights that covers a Product and shall provide the other Party with all available evidence supporting said infringement or suspected infringement.

6.6.2.    Prosecution. pSivida shall have the initial right, but not the obligation, to initiate or prosecute an infringement or other appropriate suit or action against any Third Party who at any time has infringed or is suspected of infringing (an “Infringer”), any of the pSivida Patent Rights covering a Product. pSivida shall give Alimera sufficient advance notice of its intent to file said suit and the reasons therefore, and shall provide Alimera with an opportunity to make suggestions and comments regarding such filing; provided, however, that Alimera shall provide any such comments sufficiently in advance of any filing dates to allow for consideration by pSivida, and further provided that it shall be within pSivida’s sole discretion whether to incorporate such suggestions or comments. pSivida shall keep Alimera reasonably informed of the status and progress of the litigation. pSivida shall have the sole and exclusive right to select counsel for any such suit and action and shall pay [***], including, but not limited to, attorneys’ fees and court costs. If pSivida has not taken legal action or been successful in obtaining cessation of the infringement within (a) ninety (90) days from the date of notice by Alimera under Section 6.6.1; (b) thirty (30) days after Alimera notifies pSivida that Alimera would like to move for injunctive relief; or (c) ten (10) days before the expiration of a period of time set by applicable law in which action must be taken with respect to the alleged infringement (e.g., as may be required under the Hatch-Waxman Act and 35 USC §271), then subject to any rights

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granted to B&L under the B&L Agreement to enforce or prosecute any Patent Rights owned or Controlled by pSivida, Alimera shall have the right to bring suit against an Infringer at Alimera’s own expense. This right of Alimera to bring suit, as well as to continue an existing suit, is also conditioned on all of the following requirements:

(i)    The allegedly infringing product, device or method (collectively, the “Accused Device”) falls within the definition of Product;

(ii)    If Alimera owns (or has licensed from a Third Party and has the right to enforce) any patent(s) that reads on the Accused Device practiced by the Infringer, Alimera will include in the complaint one or more claims alleging infringement of all such other patent(s);

(iii)    Alimera has provided evidence to pSivida that there is a good faith basis to believe that the Accused Device is being prepared for Commercialization or is already Commercialized;

(iv)    Alimera shall keep pSivida reasonably and timely informed of the pre-litigation and litigation issues and strategy (including, without limitation, furnishing copies of communications, pleading, and other documents and keeping pSivida informed of settlement efforts and developments), and shall obtain suggestions and strategy from pSivida, including during pre-trial motions and discovery;

(v)    In the instance of litigation issues and strategies pertaining to defenses or setting strategy for the scope of claims, Alimera shall incorporate all reasonable suggestions and strategy from pSivida as may be deemed appropriate in the reasonable business judgment of pSivida; and

(vi)    Except for joining the legal actions described in this Section 6.6.2 as a party at Alimera’s request and matters discussed in the following paragraph, pSivida shall have no obligation regarding such actions unless required to participate by law or contract. However, pSivida shall have the right to participate in any such actions through its own counsel and at its expense.

Upon request of the other Party, either Party shall join as a party to the suit, at the other Party’s reasonable expense, and shall offer reasonable assistance to the other Party in connection therewith at the other Party’s reasonable expense. Any damages, royalties, settlement fees or other consideration for infringement resulting from such suit shall be distributed as follows: (i) first, each Party shall be reimbursed for its reasonable out-of-pocket costs paid in connection with the proceeding; and (ii) thereafter, any remaining compensatory damages shall be treated as Net Revenues of Products and [***] in accordance with the applicable percentages set forth in Section 5.1, and any remaining non-compensatory damages shall be allocated [***] to Alimera and [***] to pSivida. Neither Party shall settle any such action or otherwise consent to an

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adverse judgment in any such action that adversely affects the rights or interests of the other Party under this Agreement, including, without limitation, issues of validity of the pSivida Patent Rights, without the prior written consent of the other Party.

6.6.3.    Notification of Third Party Claim. Each Party shall promptly report in writing to the other Party during the Term of this Agreement any claim or allegation by any Third Party that the Development or Commercialization of any Product infringes the intellectual property rights of any Third Party and shall provide the other Party with all available evidence supporting said infringement or suspected infringement.

6.6.4.    Responsibility. Subject to any rights granted to B&L under the B&L Agreement, Alimera shall have the initial right, but not the obligation, to defend any suit or action initiated by any Third Party alleging solely that a Product Developed or Commercialized hereunder has infringed, or is suspected of infringing any Third Party intellectual property rights. Upon Alimera’s request, pSivida shall offer reasonable assistance to Alimera in connection therewith at Alimera’s expense. Alimera shall give pSivida advance notice of its intent to defend any said suit and shall provide pSivida with an opportunity to make suggestions and comments regarding such defense; provided, however, that pSivida shall provide any such comments sufficiently in advance of any filing dates to allow for consideration by Alimera, and further provided that it shall be within Alimera’s sole discretion whether to incorporate such suggestions or comments. Alimera shall keep pSivida reasonably informed of the status and progress of the litigation. Alimera shall have the sole and exclusive right to select counsel for any such suit and action and shall pay all expenses of the suit, including, but not limited to, attorneys’ fees and court costs. Alimera shall have the right to settle any such litigation and shall specifically have the right, whether or not litigation commences, to negotiate a license or other rights from any Third Party authorizing the use of Third Party intellectual property rights in connection with Products; provided, however, that Alimera shall not settle any such action in a manner that does not include the full release of pSivida, or otherwise consent to an adverse judgment in any such action, or make any admission in any such license and negotiation that adversely affects the rights or interests of pSivida under this Agreement, including, without limitation, issues of validity of the pSivida Patent Rights, without the prior written consent of pSivida. For the avoidance of doubt, deductions in the payment of Royalties under this Section shall not be deemed to adversely affect the rights or interests of pSivida under this Agreement for the purposes of the foregoing sentence. Any such license shall be at arm’s length and otherwise on terms and conditions as may be deemed appropriate in the reasonable business judgment of Alimera. Alimera shall provide pSivida with a copy of any such license promptly after its execution. Alimera shall bear any payments associated with any payments owed to any Third Party under such license (collectively, the “Third Party Royalties”). However, to the extent that any Third Party Royalties are paid for a license under Third Party patent rights that would otherwise be infringed by the practice of the pSivida Patent Rights hereunder, Alimera may credit up to fifty percent (50%) of the amount of any such Third Party Royalties paid by Alimera under such Third Party license against amounts payable to pSivida under Section 5.1. Alimera may take such credit during the calendar quarter for which amounts are payable hereunder;

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provided, that in no event will such credit reduce the Royalty amounts otherwise payable to pSivida for such calendar quarter by more than fifty percent (50%), and provided further, that Alimera may not take such credit during any calendar quarter in which a Royalty offset is otherwise applicable pursuant to Section 5.2. If Alimera recovers any damages or any other payments, by way of settlement or otherwise, in connection with any counterclaim made by it in any such actions, such damages shall be considered “Net Revenues” for purposes of this Agreement.

If Alimera does not defend a claim, suit or proceeding as set forth above within ninety (90) days of the date Alimera was reasonably aware or notified of the Third Party claim alleging infringement (or within such shorter period as may be necessary for submitting or filing a response), then pSivida may, in its sole discretion, elect to defend such claim, suit or proceeding, using counsel of its own choice and the provisions of Section 6.6.4 shall apply as if the term “pSivida” were changed to “Alimera” and the term “Alimera” were changed to “pSivida.”

6.7    Marking. Alimera and any Affiliates or sublicensees shall mark all Products with the numbers of all patents included in pSivida Technology that cover the Products. Without limiting the foregoing, all Products shall be marked in such a manner as to conform with the patent laws of the country to which such Products are shipped or in which such products are sold, including, but not limited to, the requirements of 35 U.S.C. §287.

6.8    Trademarks. Alimera shall be free to adopt, use and register in any trademark offices any trademarks for use with a Product in its sole discretion. Subject to Section 10.3.2, Alimera shall own all right, title and interest in and to any such trademark in its own name during and after the Term of this Agreement.

6.9    UKRF Licenses and B&L Agreement. pSivida shall not amend or modify any of the UKRF Licenses or the B&L Agreement, or waive any right thereunder, in any manner that would adversely affect Alimera’s rights hereunder without the prior written authorization of Alimera.

ARTICLE 7 CONFIDENTIALITY

7.1    Confidentiality. Except as otherwise provided in this Article 7, each Party shall maintain Confidential Information of the other Party in confidence and shall not disclose Confidential Information of the other Party to any Third Party and shall not use Confidential Information of the other Party except as expressly authorized under this Agreement. “Confidential Information” shall mean any and all information (whether in written, electronic, visual, verbal or other form) received from the other Party or its representatives, including, but not limited to, all information relating to any technology, product, method, process or intellectual property of such disclosing Party (including, but not limited to, Patent Rights, and other owned or licensed intellectual property rights, data, Know-How, samples, technical and non-technical materials and specifications), as well as any business plan, financial information, research data or results, or other confidential commercial information of or about such disclosing Party; provided,

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however, that Confidential Information shall not include any information that: (a) is or becomes part of the public domain other than by unauthorized acts or omissions of the Party obligated not to disclose such Confidential Information or its employees, directors, officers, or agents (collectively, the “Receiving Party”); (b) can be shown by written documents to have been disclosed to the Receiving Party by a Third Party; provided, however, that such Third Party had no obligation of confidentiality or non-use to the disclosing party with respect to such Confidential Information; or (c) can be shown by written documents to have been in the possession of the Receiving Party prior to disclosure by the disclosing Party; provided, however, that such Confidential Information was not obtained directly or indirectly from the other Party to this Agreement pursuant to a confidentiality agreement. Notwithstanding any other provisions of this Article, Alimera Know-How shall be Confidential Information of Alimera and pSivida Technology shall be Confidential Information of pSivida.

7.2    Disclosure. A Party may disclose Confidential Information (a) to its employees on a need-to-know basis, provided that such employees agree in writing to non-use and non-disclosure obligations essentially the same as those set forth herein and to keep the Confidential Information confidential to the same extent as such Party is required to keep the Confidential Information confidential; (b) to its directors, Affiliates, accountants, attorneys, lenders and other financing sources, provided that the Party making such disclosure will advise the recipients that such information is confidential and of the terms of this Article 7 and that by receiving such information, the recipients are agreeing to be bound by such provisions; (c) to Third Parties on a need-to-know basis in connection with (i) a proposed financing, merger, acquisition or other comparable transaction solely for the purpose of evaluating, negotiating and, if applicable, consummating such transaction, (ii) a proposed offering of securities solely for purpose of evaluating, negotiating and, if applicable, consummating such offering, (iii) strategic consulting advice solely for the purpose of rendering such advice, and (iv) a proposed license or sublicense of the technology or intellectual property, or portion thereof, licensed hereunder as permitted under this Agreement solely for the purpose of evaluating, negotiating and, if applicable, consummating such license or sublicense; provided that the Party making such disclosure in the case of (i), (ii), (iii) and (iv) will advise the recipients that such information is confidential and of the terms of this ARTICLE 7 and will ensure that such recipients shall agree in writing to non-use and non-disclosure obligations essentially the same as those set forth herein and will be responsible for such recipients’ breach of any such obligations in relation to Confidential Information; (d) to government or other regulatory authorities to the extent that such disclosure is required by law, regulation or order (i) in connection with the filing, prosecution or maintenance of patents for which the Party disclosing the Confidential Information has responsibility or is permitted under this Agreement to file, prosecute and maintain, or (ii) to obtain authorizations to conduct clinical trials of, and to Commercialize, Product pursuant to this Agreement; and (e) as required by any applicable law, order, regulation, rule or ruling of any governmental entity, court or stock exchange, provided that the Party required to make such disclosure will provide prompt prior written notice of such request or requirement to the other Party (if legally permissible and feasible) so that the other Party may seek, at its expense, an appropriate protective order or other remedy, and in the absence of a protective order, will consult with the other Party about the

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extent and nature of such disclosure, will disclose only that portion of the Confidential Information that is required or compelled to be disclosed and will exercise commercially reasonable efforts to obtain confidential treatment (if legally permissible and practicable) with respect to such disclosure.

7.3    Disclosure of Agreement. Disclosure of the execution and terms of this Agreement shall be made by each Party in its own separate press release that is in a form acceptable to the other Party on the Amendment Effective Date (and in the case of either Party, a report on Form 8-K); and neither Party shall make any public disclosure with respect to or describing the Agreement (including the relationship of the Parties hereunder and the terms thereof) that is contrary to or inconsistent with the substance in such press release or the Agreement.

To the extent that either Party reasonably determines that it is required to file a copy of this Agreement to comply with the requirements, rules, laws or regulations of any applicable stock exchange, or any governmental or regulatory authority or body, including without limitation the U.S. Securities and Exchange Commission (the “SEC”) (collectively, the “Disclosure Obligations”), such Party shall promptly inform the other Party thereof. Prior to making any such filing of a copy of this Agreement, the Parties shall mutually agree on the provisions of this Agreement for which the Parties shall seek confidential treatment, it being understood that if one Party determines to seek confidential treatment for a provision for which the other Party does not, then the Parties will use reasonable efforts in connection with such filing to seek the confidential treatment of any such provision. The Parties shall cooperate, each at its own expense, in such filing, including without limitation such confidential treatment request, and shall execute all documents reasonably required in connection therewith. The Parties will reasonably cooperate in responding promptly to any comments received from the SEC with respect to such filing in an effort to achieve confidential treatment of such redacted form; provided, however, that a Party shall be relieved of such obligation to seek confidential treatment for a provision requested by the other Party if such treatment is not achieved after the first round of responses to comments from the SEC. Notwithstanding anything to the contrary in this Agreement, either Party may make reference to the existence of this Agreement and describe the relationship between the Parties in connection with any required securities filings or other required public disclosure without seeking the other Party’s prior consent. This paragraph shall apply with respect to the filing of a copy of this Agreement or any public disclosure relating to this Agreement to comply with the Disclosure Obligations, notwithstanding the provisions of this Section 7.

ARTICLE 8 REPRESENTATIONS AND WARRANTIES

8.1    Representations and Warranties of pSivida. pSivida represents and warrants as of the Amendment Effective Date that:

(a)    pSivida is a corporation duly organized, validly existing and in corporate good standing under the laws of Delaware;

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(b)    pSivida has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to Alimera in this Agreement;

(c)    pSivida has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d)    upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of pSivida enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e)    the performance of its obligations under this Agreement will not conflict with its charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party;

(f)    pSivida is the sole and exclusive owner of or Controls the pSivida Existing Patent Rights;

(g)    to the best of pSivida’s knowledge, no claim has been threatened or asserted that the practice of any patent or patent application listed in Exhibit 1.11A infringes patent rights of any Third Party;

(h)    pSivida has not received any complaint, demand or notice from a Third Party in writing challenging the validity or enforceability of any patent listed in Exhibit 1.11A;

(i)    pSivida has no present intention to [***] of any patent listed in Exhibit 1.11A and has not instructed its patent counsel or taken any other actions to [***] of any patent listed in Exhibit 1.11A;

(j)    pSivida is in compliance in all material respects with the UKRF Licenses and the B&L Agreement; to pSivida’s knowledge, there is no noncompliance by UKRF or B&L under the UKRF Licenses and the B&L Agreement, respectively, other than noncompliance that would not adversely affect Alimera’s rights hereunder;

(k)    neither pSivida nor any of its Affiliates has initiated for pSivida a filing for protection under the bankruptcy laws, an assignment for the benefit of creditors, appointment of a receiver or trustee over its property or any similar undertaking; and

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(l)    to pSivida’s knowledge, pSivida does not Control any patents or patent applications other than the pSivida Existing Patent Rights that would be infringed by the making, having made, using, selling, offering to sell or importing of ILUVIEN for uveitis in the Collaboration Field by Alimera or its subcontractors or sublicensees as permitted under this Agreement.

8.2    Representations and Warranties of Alimera. Alimera represents and warrants, as of the Amendment Effective Date that:

(a)    Alimera is a corporation duly organized, validly existing and in corporate good standing under the laws of Delaware.

(b)    Alimera has the legal right, authority and power to enter into this Agreement, and to extend the rights and licenses granted to pSivida in this Agreement;

(c)    Alimera has taken all necessary action to authorize the execution, delivery and performance of this Agreement;

(d)    upon the execution and delivery of this Agreement, this Agreement shall constitute a valid and binding obligation of Alimera enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws, affecting creditors’ and contracting parties’ rights generally and except as enforceability maybe subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(e)    the performance of its obligations under this Agreement will not conflict with Alimera’s charter documents or result in a breach of any agreements, contracts or other arrangements to which it is a party;

(f)    to the knowledge of Alimera, Alimera is the sole and exclusive owner of the Alimera Know-How;

(g)    to the best of Alimera’s knowledge, no claim has been threatened or asserted that the practice of any patent or patent application listed in Exhibit 1.11A infringes patent rights of any Third Party;

(h)    Alimera has not received any complaint, demand or notice from a Third Party in writing challenging the validity or enforceability of any patent listed in Exhibit 1.11A

(i)    Alimera has no present intention to seek reexamination of any patent listed in Exhibit 1.11A and has not instructed its patent counsel or taken any other actions to seek reexamination of any patent listed in Exhibit 1.11A; and

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(j)    Schedule 8.2(j) sets forth a true, complete and accurate list of all Third Party Consideration Agreements.

(k)    other than as disclosed in Section 5.1.3 of this Agreement, no milestone has been achieved and no milestone payment has been earned under any Third Party Consideration Agreement; provided that, to the extent that the representation in this Section 8.2(k) is inaccurate, pSivida’s sole remedy shall be for Alimera to pay pSivida thirty-three percent (33%) of such earned milestone due pursuant to Section 6.6 of the First A&R Agreement in the calendar quarter in which such inaccuracy is discovered.

8.3    Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY PSIVIDA TECHNOLOGY, PSIVIDA KNOW-HOW, ALIMERA IMPROVEMENTS, ALIMERA KNOW-HOW, GOODS, SERVICES OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, SCOPE AND NON-INFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

8.4    Limited Liability. EXCEPT FOR THEIR RESPECTIVE OBLIGATIONS UNDER ARTICLE 7 OR ARTICLE 9, NEITHER PSIVIDA NOR ALIMERA WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY PUNITIVE, EXEMPLARY, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOST PROFITS.

ARTICLE 9 INDEMNITY

9.1    Cross Indemnity. Each Party (the “Indemnifying Party”) agrees to defend, indemnify and hold the other party (the “Indemnified Party”), its Affiliates and their respective directors, officers, employees and agents and their respective heirs and assigns harmless from all Third Party claims, actions, losses, damages, liabilities or expenses (including, but not limited to, reasonable attorneys’ fees) (each, a “Loss”) arising as a result of (a) a breach by the Indemnifying Party of any of its representations, warranties or obligations under this Agreement, (b) actual or asserted violations of any applicable law or regulation by the Indemnifying Party or any of its employees, Affiliates, sublicensees, consultants, or other agents in connection with the Development, manufacture, distribution, marketing, promotion, sale, or use of Products, or the reporting requirements for Products, including, but not limited to, any allegation or determination that a Product has been adulterated, misbranded, mislabeled or otherwise is not in compliance with any applicable law or regulation, or (c) except as provided in Section 6.6.4, bodily injury, death, property damage or other harm or damage attributable to the research, Development, manufacture, distribution, marketing, promotion, sale or use of any Products by the Indemnifying Party or its employees, Affiliates, sublicensees, consultants, or other agents.

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9.2    Limitation on Indemnity Obligations. A Party, its Affiliates and their respective directors, officers, employees and agents shall not be entitled to the indemnities set forth in Section 9.1 to the extent the Loss for which indemnification is sought was caused by the negligence, or by the reckless or intentional misconduct or omission, of such Party or its directors, officers, employees or agents.

9.3    Procedure. If an Indemnified Party intends to claim indemnification under Article 9, the Indemnified Party shall notify the Indemnifying Party of any Loss in respect of which the Indemnified Party intends to claim such indemnification, and the Indemnifying Party shall assume the defense thereof with counsel mutually satisfactory to the Parties. The failure to deliver notice to the Indemnifying Party within a reasonable time after the commencement of any such action, shall relieve such Indemnifying Party of liability to the Indemnified Party under Article 9 only to the extent that the delay adversely affects Indemnifying Party’s rights or ability to defend such claim or action, but the failure so to deliver notice to the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to any Indemnified Party otherwise than under Article 9. The Indemnified Party under Article 9 shall provide reasonable assistance to the Indemnifying Party and its legal representatives, at the Indemnifying Party’s expense, in the investigation of any action, claim or liability covered by this indemnification. The Indemnifying Party shall additionally be liable to pay the reasonable legal costs and attorneys’ fees incurred by the Indemnified Party in rightfully establishing its claim for indemnity. Except as provided in the next-to-last and last sentences of this Section 9.3, the indemnity agreement in this Article 9 shall not apply to amounts paid in settlement of any Loss if such settlement is effected without the consent of the Indemnifying Party, which consent shall not be withheld unreasonably or delayed. Indemnifying Party shall not, without the written consent of Indemnified Party, settle or compromise any Loss or consent to the entry of any judgment with respect to any Loss (a) that does not release Indemnified Party from all liability with respect to such Loss or (b) which may materially adversely affect Indemnified Party or under which Indemnified Party would incur any obligation or liability, other than one as to which Indemnifying Party has an indemnity obligation hereunder. If Indemnifying Party, within ten (10) days of receiving notice of a Loss or such shorter period as may be necessary for submitting or filing a response, fails to assume the defense of such Loss or fails to notify Indemnified Party that is assuming such defense, Indemnified Party shall have the right to assume the defense, compromise or settlement of such Loss at the risk and expense of Indemnifying Party. In addition, the Indemnified Party shall be entitled to participate in the defense of such Loss and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnified Party’s sole cost and expense unless the interests of the Indemnified Party and the Indemnifying Party with respect to such Loss are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable law, ethical rules or equitable principles (in which case, the Indemnified Party shall control its defense, compromise and settlement at the Indemnifying Party’s sole expense, and to the extent applicable, the Third Party previously serving as common counsel to both the Indemnifying Party and the Indemnified Party may no longer represent either Party in connection with such Loss).

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9.4    Insurance. Each Party shall maintain, and shall cause its Affiliates and each sublicensee conducting activities under this Agreement to maintain, at such Party’s, an Affiliate’s, or sublicensee’s sole expense, appropriate product liability insurance coverage in amounts reasonably determined by the Party from time to time but at least sufficient to insure against claims which may arise from the performance of obligations or exercise of rights granted under this Agreement or from indemnification obligations under this Article 9, but in no event shall a Party’s insurance coverage be in an amount less than [***] per occurrence and [***] annual aggregate. The policy of insurance shall contain a provision of non-cancellation except upon the provision of thirty (30) days’ notice to the other Party. The policy of insurance with respect to any Product that would, absent the licenses herein, infringe a Valid Claim under a patent licensed under one or more of the UKRF Licenses shall contain an endorsement naming UKRF and the University of Kentucky (and its Board of Trustees, agents, officers and employees) as additional insureds. Each Party shall maintain such insurance commencing on the Effective Date and for so long as it continues to research, produce, Develop, manufacture, distribute, sell or use the Products, and thereafter for so long as each Party maintains insurance for itself covering such manufacture or sales.

ARTICLE 10 TERM AND TERMINATION

10.1    Term. If not earlier terminated as provided in this Article 10, the term of this Agreement (the “Term”) shall commence on the Effective Date and expire upon the later of (i) ten (10) years after the Effective Date, or (ii) the expiration or abandonment of the last Valid Claim included in the pSivida Patent Rights, or (iii) as long as Alimera, any Affiliate of Alimera or any sublicensee is selling a Product in any part of the Territory.

10.2    Termination for Default by Either Party. Either Party may terminate this Agreement (i) upon the occurrence of a breach of a material term of this Agreement (other than a material breach described in clause (ii) below or in Section 10.3) if the breaching Party fails to remedy such breach within thirty (30) days after notice thereof by the non-breaching Party or, with respect to a breach (other than a failure to make a payment) that cannot be cured within such period, then such longer period (up to ninety (90) days) as may be reasonably necessary, using Commercially Reasonable Efforts, to cure the breach, or (ii) if the other Party files for protection under the bankruptcy laws, makes an assignment for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, files a petition under any bankruptcy or insolvency act or has any such petition filed against it and such proceeding remains undismissed or unstayed for a period of more than sixty (60) days. Upon termination, the non-breaching Party shall, subject to the dispute resolution procedures set forth in Section 11.8, have the right, in its sole discretion, to seek any other rights or remedies available to it at law or in equity.

10.3    Termination for Abandonment.

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10.3.1.    Termination Right. For purposes of this Section 10.3, “Abandonment” by Alimera or to “Abandon” shall mean delivery of a written election by Alimera to abandon this Agreement with respect to a Product. If Alimera Abandons a Product pursuant to this Section 10.3, then pSivida’s sole remedy shall be termination with respect to such Product pursuant to this Section 10.3. Solely for purposes of this Section 10.3 the term “Product” shall have the meaning set forth in Section 1.64 except that in (D) and (4) the words “in a particular country” shall be omitted, in the next to last sentence the words “in each country” shall be omitted, and in the last sentence example (ii) shall be omitted.

10.3.2.    Effect of Abandonment by Alimera. In the event that pSivida terminates this Agreement with respect to a Product in the Territory for Abandonment of that Product by Alimera under this Section 10.3, the rights and licenses granted to Alimera pursuant to ARTICLE 4 shall terminate with respect to that Product in the Territory and the Parties shall negotiate in good faith a license agreement under which Alimera shall grant to pSivida a non-exclusive license to any Alimera Know-How related to such Product. After termination with respect to such Product as set forth in this Section 10.3 and at pSivida’s request: (a) any and all Confidential Information and materials solely related to such Product provided by pSivida pursuant to this Agreement shall be promptly returned by Alimera to pSivida, (b) Alimera shall promptly deliver to pSivida copies of all Clinical IP owned or Controlled by Alimera and necessary or useful to the Development or Commercialization of such Product and Alimera shall not use any such Clinical IP thereafter for any regulatory applications or filings for such Product, provided that the foregoing shall not prevent Alimera from using such Clinical IP for other Products or from performing preclinical and clinical studies or other research of any nature, including research that reproduces data contained in the Clinical IP, or from using the results of such research in regulatory applications or filings or for any other purpose, (c) if Alimera has applied for or obtained any Approvals in any country for the Product, then Alimera shall, to the extent legally permissible, take all additional action reasonably necessary to assign all of its right, title and interest in and transfer possession and control to pSivida of such applications or Approvals, (d) any regulatory filings for the Product which have been submitted in Alimera’s name, subject to FDA approval, will be transferred to pSivida’s name, (e) Alimera will assign to pSivida all of its right, title and interest in any trademark under which Alimera shall solely have marketed the Product or registered for use solely with such Product together with the goodwill associated therewith, and (f) pSivida shall no longer be bound by Section 4.1.2(a), 4.1.2(b), 4.1.2(c), or 4.1.2(d) with respect only to the Product Abandoned by Alimera. Termination of this Agreement with respect to the Product shall be pSivida’s sole and exclusive remedy under this Agreement for Abandonment of that product by Alimera, except that Alimera shall promptly pay to pSivida all Development Payments that Alimera owes pSivida as of the date of termination (the “Alimera Abandonment Amount”), provided that, from and after the date of termination, interest on any unpaid Alimera Abandonment Amount shall accrue at [***] (rather than at [***]), compounded annually, until such costs have been paid; further provided that the accrual of such interest or payment shall not preclude pSivida from seeking full payment of amounts owed under this Section 10.3.2.

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10.4    Effect of Expiration or Termination of the Agreement. Except as expressly provided herein, the expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination and all rights and licenses granted under this Agreement shall be terminated. In the event of termination of this Agreement pursuant to Section 10.2, (a) any and all Confidential Information and materials provided by the non-breaching Party to the breaching Party pursuant to this Agreement shall be promptly returned by the breaching Party to the non-breaching Party, and (b) the breaching Party shall not use any Clinical IP arising from the activities conducted under this Agreement at any time thereafter; provided that the foregoing shall not prevent the breaching Party from performing preclinical and clinical studies or other research of any nature, including research that reproduces data contained in the Clinical IP, or from using the results of such research in regulatory applications or filings or for any other purpose.

10.5    Survival of Provisions Upon Expiration or Termination. The provisions of ARTICLE 1, Article 7, Article 9, Article 10 and ARTICLE 11 (other than Section 11.2), Sections 3.7 (with respect to Product sold by Alimera or its Affiliates prior to the effective date of the termination of this Agreement), 4.4, 4.5, 4.6, 4.8, 8.3, and 8.4 shall survive the expiration or termination of this Agreement for any reason.

ARTICLE 11 MISCELLANEOUS

11.1    Interpretation.

11.1.1.    If an ambiguity or a question of intent or interpretation arises with respect to this Agreement, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

11.1.2.    Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “but not limited to.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (B) any reference to any laws herein shall be construed as referring to such laws as from time to time enacted, repealed or amended, (C) any reference herein to any Person shall be construed to include the Person’s permitted successors and assigns, (D) the words “herein”, “hereof and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof unless specifically stated, (E) any reference herein to the words “mutually agree” or “mutual written agreement” shall not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as

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such Party may determine in such Party’s sole discretion and unless otherwise stated; and (F) all references herein to Articles, Sections or Schedules shall be construed to refer to Articles, Sections and Schedules of this Agreement unless otherwise noted.

11.2    Primary Contact Persons. As of the Amendment Effective Date, pSivida has designated [***] as pSivida’s primary contact person and Alimera has designated [***] as Alimera’s primary contact person for Development activities hereunder and [***] as Alimera’s primary contact person for Commercialization activities hereunder (each, a “Primary Contact Person”). The applicable Primary Contact Persons shall attempt to resolve any disputes that arise during the course of any Development or Commercialization activities hereunder. If the applicable Primary Contact Persons cannot resolve any such dispute within thirty (30) days (or such longer reasonable period of time as they may agree) after their initial discussion of such issue, the dispute shall be resolved in accordance with Section 11.8. Each Party may change its Primary Contact Person upon written notice to the other Party.

11.3    Assignment. This Agreement may not be assigned or otherwise transferred by either Party without the consent of the other Party; provided, however, that either Party may, without such consent, assign its rights and obligations under this Agreement in connection with a Change of Control of such Party; provided, however, that such Party’s rights and obligations under this Agreement shall be assumed by its successor in interest in any such transaction. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

11.4    Severability. Each Party hereby agrees that it does not intend to violate any public policy, statutory or common laws, rules, regulations, treaty or decision of any government agency or executive body thereof of any country or community or association of countries. Should one or more provisions of this Agreement be or become invalid, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently similar to the invalid provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid provisions.

11.5    Notices. Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other Party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

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If to pSivida:	pSivida US, Inc.
480 Pleasant Street
Watertown, MA 02472
Attention: CEO
Fax: (617)-926-5050

With a copy to:	pSivida US, Inc.
480 Pleasant Street
Watertown, MA 02472
Attention: Corporate Counsel
Fax: (617) 926-5050

With a copy to:	Ropes & Gray LLP
One International Place
Boston, MA 02110
Attention: Susan Galli, Esq.
Fax: (617) 951-7050

If to Alimera:	Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
Attention: CEO
Fax: (678) 990-5744

With a copy to:	Alimera Sciences, Inc.
6120 Windward Parkway, Suite 290
Alpharetta, GA 30005
Attention: General Counsel
Fax: (678) 990-5744

With a copy to:	Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
One Marina Park Drive, Suite 900
Boston, MA 02210
Attention: Jay Hachigian, Esq.
Fax: (617) 648-9100

11.6    Governing Law and Venue. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without regard to any choice of law principle that would dictate the application of the laws of another jurisdiction. Any suit brought by Alimera arising under or relating to this Agreement shall be brought in a court of competent jurisdiction in the Commonwealth of Massachusetts, and Alimera hereby consents to the jurisdiction of the state and federal courts sitting in the Commonwealth of Massachusetts.

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Any suit brought by pSivida arising under or relating to this Agreement shall be brought in a court of competent jurisdiction in the state of Georgia, and pSivida hereby consents to the jurisdiction of the state and federal courts sitting in the state of Georgia. Each Party agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or proceeding in any of the specified courts, irrevocably waives any claim that such action, suit or other proceeding has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other proceeding, that such court does not have any jurisdiction over such Party.

11.7    Compliance with Applicable Laws. The Parties shall use their best efforts to comply with all provisions of any applicable laws, regulations, rules and orders relating to the license granted and to the testing, production, transportation, export, packaging, labeling, sale or use of Products. The Parties shall use their best efforts to obtain written assurances regarding export and re-export of technical data (including Products made by use of technical data) as may be required by the Office of Export Administration Regulations. Notwithstanding any other provision of this Agreement, each Party (and each Affiliate and agent of the Party) may disclose the tax treatment and tax structure of the transaction and all materials of any kind (including, but not limited to, opinions and other tax analyses) that are provided to the Party relating to such tax treatment and tax structure as contemplated by section 1.6011-4(b)(3)(iii) of the Code of Federal Regulations.

11.8    Dispute Resolution. Any disputes, other than disputes regarding the construction, validity or enforcement of patents (which disputes shall be resolved by Section 11.6), arising between the Parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either Party of its obligations hereunder, whether before or after termination of this Agreement, shall be resolved as follows:

11.8.1.    Senior Management. If the dispute cannot be resolved by the Primary Contact Persons in accordance with Section 11.2 hereof, the Primary Contact Persons shall promptly notify the chief executive officer of each Party (or their designee), who shall meet in person at a mutually acceptable time and location or by means of telephone or video conference within sixty (60) days of such notice and attempt to negotiate a settlement.

11.8.2.    Arbitration. If the chief executive officers are not able to resolve the dispute within thirty (30) days of their first meeting or within such extended period as they agree upon, either Party may submit the matter to binding arbitration in accordance with this Section 11.8.2. Except as specified below, the arbitration shall be conducted in accordance with the commercial arbitration rules of, and under the auspices of, the American Arbitration Association (the “AAA”). The arbitration will be conducted by a single, neutral arbitrator with relevant technical expertise who is jointly selected by the Parties or, if the Parties cannot mutually agree, is selected by the AAA administrator. If Alimera is the claimant, the location of the arbitration shall be in Boston, Massachusetts and if pSivida is the claimant, the location of the arbitration shall be in Atlanta, Georgia. This Agreement shall remain in effect pending completion of the

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proceedings brought under this Section 11.8.2. Within ten (10) Business Days after the deadline for filing an answering statement pursuant to the AAA rules, or such other time as the Parties and the arbitrator may mutually agree, the arbitrator shall conduct a preliminary hearing pursuant to the AAA rules. The final award by the arbitrator shall have the same force and effect as the final judgment of a court of competent jurisdiction. Nothing in this arbitration clause shall prevent either Party from seeking a pre-award attachment of assets or preliminary relief to enforce its rights in intellectual property or confidentiality obligations under this Agreement, or to enjoin any event that might cause irreparable injury, in a court of competent jurisdiction prior to the issuance of the final award by the arbitrator.

11.9    Entire Agreement. The Parties agree that this Agreement shall supersede the Prior Agreements, and any other prior agreements or understandings with respect to subject matter hereof, from and after the Amendment Effective Date; provided that the execution of this Agreement shall not be deemed to have terminated, released, extinguished or discharged any rights, claims or obligations of the Parties under (a) the Prior Agreements accrued prior to the Amendment Effective Date, except for, for clarity, rights, claims or obligations to the extent settled, resolved or released by the Parties pursuant to the Settlement Agreement or (b) the Settlement Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both Parties hereto.

11.10    Headings. The captions to the several Articles and Sections hereof and Exhibits hereto are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several Articles and Sections hereof.

11.11    Independent Contractors. It is expressly agreed that pSivida and Alimera shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither pSivida nor Alimera shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other, without the prior consent of the other Party to do so.

11.12    Waiver. The waiver by either Party hereto of any right hereunder or the failure to perform or of a breach by the other Party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other Party whether of a similar nature or otherwise.

11.13    Counterparts. This Agreement may be executed by facsimile and/or in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

<signature page to follow>

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IN WITNESS WHEREOF, the Parties have executed this Amended and Restated Collaboration Agreement as of the date first set forth above.

pSivida US, INC.		ALIMERA SCIENCES, INC.

By:	/s/ Nancy Lurker	By:	/s/ Dan Myers
Name:	Nancy Lurker	Name:	Dan Myers
Title:	President and CEO	Title:	Chief Executive Officer

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Amended and Restated Collaboration Agreement

EXHIBITS

EXHIBIT 1.11A:	PSIVIDA EXISTING PATENT RIGHTS

EXHIBIT 1.11B:	EXCLUDED PSIVIDA PATENTS AND PATENT APPLICATIONS

EXHIBIT 1.32:	EXCLUDED PRODUCT SPECIFICATIONS/DRAWINGS

EXHIBIT 1.69:	PSIVIDA PATENT COST-SHARING COUNTRIES

EXHIBIT 1.88:	UKRF LICENSES

SCHEDULE 2.2.2(a)	THIRD PARTY CONTRACTS REFERENCED IN SECTION 2.2.2(a)

SCHEDULE 8.2(j)	THIRD PARTY CONSIDERATION AGREEMENTS

i

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EXHIBIT 1.11A

PSIVIDA EXISTING PATENT RIGHTS

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EXHIBIT 1.11B

EXCLUDED PSIVIDA PATENTS AND PATENT APPLICATIONS

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EXHIBIT 1.32

EXCLUDED PRODUCT SPECIFICATIONS/DRAWINGS

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EXHIBIT 1.69

PSIVIDA PATENT COST-SHARING COUNTRIES

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EXHIBIT 1.88

UKRF LICENSES

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SCHEDULE 2.2.2(a)

THIRD PARTY CONTRACTS REFERENCED IN SECTION 2.2.2(a)

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SCHEDULE 8.2(j)

THIRD PARTY CONSIDERATION AGREEMENTS

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